Exhibit 2.2

Execution Version

SHARE PURCHASE AGREEMENT

dated as of

October 31, 2018

between

NOVO NORDISK A/S

and

STRONGBRIDGE BIOPHARMA PUBLIC LIMITED COMPANY

ii

iii

SHARE PURCHASE AGREEMENT

SHARE PURCHASE AGREEMENT (this “Agreement”) dated as of October 31, 2018 between Novo Nordisk A/S, a company organized and existing under the law of Denmark (“Novo Nordisk”), and Strongbridge Biopharma Public Limited Company, an Irish public limited company (“Strongbridge”).

W I T N E S S E T H:

WHEREAS, Strongbridge intends to issue and sell to Novo Nordisk, and Novo Nordisk intends to purchase from Strongbridge, 5,242,000 Strongbridge Shares (as defined below) (the “Purchased Shares”), upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the covenants, representations and warranties set forth herein, and for other good and valuable consideration, the parties, intending to be legally bound, agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.                          Definitions.  The following terms, as used herein, have the following meanings:

“Act” means the Companies Act 2014, all enactments which are to be read as one with, or construed or read together as one with the Companies Act 2014 and every statutory modification and re-enactment thereof for the time being in force.

“Action” means any civil, criminal or administrative actions, suits, demands, claims, hearings, complaints, notices of violation, investigations, proceedings, demand letters, settlements, enforcement actions or proceedings before or initiated by, or under the supervision of any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person (as used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise).

“Agreement” has the meaning given to that term in the Preamble.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise and whether civil, criminal or administrative), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated, applied, enforced or upheld by a Governmental Authority that is binding upon or applicable to such Person.

“Articles of Association” means the articles of association of Strongbridge as filed with the Registrar of Companies.

“Benefit Plan” means each (i) employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject thereto), (ii) bonus, stock option, stock purchase, stock ownership, restricted stock, equity, phantom-equity or other equity-based, incentive, deferred compensation, retirement, pension, profit sharing, retiree medical, life insurance, supplemental retirement, vacation, medical, dental, vision, prescription, cafeteria, material fringe benefit, relocation or expatriate benefit, perquisite, disability, accident, leave, employee assistance, supplemental unemployment benefit or other compensation or benefit plans, programs, agreements or arrangements, and (iii) employment, termination, severance, redundancy, layoff, change in control, salary continuation, transaction bonus, retention or other plans, programs, agreements or arrangements, in each case whether written or oral, and whether for the benefit of one individual or more than one individual.

“Business Day” means any day, other than a Saturday, Sunday, public holiday or a day on which banks in Ireland, Denmark or in the State of New York are authorized or required by law or executive order to be closed.

“Closing” has the meaning given to that term in Section 2.02.

“Closing Date” has the meaning given to that term in Section 2.02.

“COBRA” means the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985.

“Code” means the U.S. Internal Revenue Code of 1986 and/or the Taxes Consolidated Act 1997 (as applicable).

“Collaboration Partner” has the meaning given to that term in Section 3.13(b).

“Collective Bargaining Agreement” means any written or oral agreement, memorandum of understanding or other contractual obligation between Strongbridge or any Strongbridge Subsidiary and any labor organization or other authorized employee representative representing Service Providers in connection with their employment with Strongbridge or any Strongbridge Subsidiary.

“Competition Law” means Applicable Law designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade or lessening of competition through merger or acquisition.

“Confidentiality Agreement” means the mutual nondisclosure agreement between Strongbridge and Novo Nordisk dated as of August 17, 2018 and as it may be further amended in writing by Strongbridge and Novo Nordisk from time to time.

“Contract” means, with respect to any Person, any legally binding contract, agreement, lease, sublease, license, commitment, sale or purchase order, indenture, note, bond, loan, mortgage, deed of trust, instrument or other arrangement, whether written or oral, to which such Person is a party or by which such Person or such Person’s properties or assets are bound.

“Copyrights” has the meaning given to that term in the definition of “Intellectual Property Rights.”

“CRG Amendment Warrants” means the Warrants issued pursuant to the Term Loan Agreement at an exercise price of US$10.

“CRG Warrants” means the Warrants issued pursuant to the Term Loan Agreement at an exercise price of US$7.37.

“Damages” means any and all claims, costs, losses, liabilities, obligations, fines, penalties, awards, damages, diminution in value and expenses (including reasonable fees and expenses of counsel and other professionals and expenses of investigation); provided that, for the purposes of Article 7, except to the extent awarded in respect of a Third-Party Claim, Damages shall not include punitive damages.

“Data” has the meaning given to that term in Section 3.13(e).

“Deferred Ordinary Shares” means the deferred ordinary shares with a nominal value of €1.00 each in the share capital of Strongbridge.

“DOJ” has the meaning given to that term in Section 5.02(a).

“email” has the meaning given to that term in Section 9.01.

“End Date” has the meaning given to that term in Section 8.01(b)(i).

“Environmental Laws” means any Applicable Laws or any agreement with any Governmental Authority or other Third Party other than Health Laws, in each case relating to human health and safety, the environment, natural resources, wildlife, threatened or endangered species or to radioactive, hazardous, toxic, infectious or biological wastes, materials or substances or medical waste.

“Environmental Permits” means all permits, licenses, franchises, certificates, approvals and other similar authorizations (or waivers in lieu thereof) of Governmental Authorities relating to or required by Environmental Laws and affecting, or relating to, the business or properties of Strongbridge or any of its Subsidiaries as currently conducted.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” means the United States Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

“Fraud” means, with respect to any party, fraud of such party, demonstrated based on clear and convincing evidence and satisfying all of the following elements: (1) a false representation was made of a material fact, (2) the party making the representation did so intentionally and had conscious awareness that it was untrue, (3) the intentional misrepresentation was made with the intent to deceive and for purposes of inducing reliance of the recipient of such representation upon such representation, (4) the recipient of such representation justifiably relied on such representation, and (5) the recipient of such representation suffered damages as a result of such justifiable reliance.

“FDA” means the United States Food and Drug Administration.

“FTC” has the meaning given to that term in Section 5.02(a).

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Approvals” has the meaning given to the term in Section 5.02(a).

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“Hazardous Substance” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including any medical, infectious or biological waste, reagent, petroleum product or byproduct, asbestos, asbestos-containing materials, lead, lead-based paint, polychlorinated biphenyls or any substance, waste or material regulated under any Environmental Law.

“Health Authority” means the Governmental Authorities which administer Health Laws including the FDA, the Centers for Medicare & Medicaid Services (CMS), the U.S. Department of Health and Human Services (HHS) Office of the Inspector General (OIG), the European Medicines Agency and other equivalent agencies.

“Health Law” means any Applicable Law of any Governmental Authority (including multi-country organizations) the purpose of which is to ensure the safety, efficacy and quality of medicinal and pharmaceutical products by regulating the research, development, manufacturing and distribution of these products, including Applicable Law relating to good laboratory practices, good clinical practices, investigational use, product marketing authorization, manufacturing facilities compliance and approval, good manufacturing practices, labeling, advertising, promotional practices, safety surveillance, record keeping and filing of required reports, including, the U.S. Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the U.S. Public Health Service Act (42 U.S.C. Chapter 6A), the federal Anti- Kickback Statute (42 U.S.C. §1320a-7b), the federal civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the federal Exclusion Laws (42 U.S.C. § 1320a-7), the Federal Health Care Fraud Law (18 U.S.C. § 1347), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), TRICARE (10 U.S.C. Section 1071 et seq.), Health Insurance Portability and Accountability Act of 1996, (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical

Health Act, the General Data Protection Regulation (EU) 2016/679, all Laws relating to the disclosure of payments or other value to healthcare providers, including but not limited to the Physician Payments Sunshine Act (42 C.F.R. § 401-403), the federal Controlled Substances Act (21 U.S.C. § 801 et. seq.), in each case as applicable to pharmaceutical manufacturers, and any rules, regulations, and binding guidances promulgated thereunder and all other comparable federal, state, local, and foreign equivalents.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“IND” has the meaning given to it in Section 3.13(c)(ii).

“Indebtedness” means any and all (i) indebtedness for borrowed money, whether current or funded, secured or unsecured, including that evidenced by notes, bonds, debentures or other similar instruments (and including all outstanding principal, prepayment premiums, if any, and accrued interest, fees and expenses related thereto), (ii) amounts owed with respect to drawn letters of credit, (iii) cash overdrafts, and (iv) outstanding guarantees of obligations of the type described in clauses (i) through (iii) above.

“Indemnified Party” has the meaning given to it in Section 7.04(a).

“Indemnifying Party” has the meaning given to it in Section 7.04(a).

“Intellectual Property Rights” means (i) trademarks, service marks, brand names, certification marks, trade dress, domain names, logos, social media identifiers, trade names and other indications of origin, in any jurisdiction, and the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application (“Trademarks”), (ii) national and multinational statutory invention registrations, patents and patent applications issued or applied for in any jurisdiction, including all certificates of invention, provisionals, nonprovisionals, substitutions, divisionals, continuations, continuations-in-part, reissues, extensions, supplementary protection certificates, reexaminations and the equivalents of any of the foregoing in any jurisdiction, and all inventions disclosed in each such registration, patent or patent application (“Patents”), (iii) trade secrets, know-how, specifications, processes, methods, , formulae, schematics, drawings, blue prints, utility models, designs, technology, software, inventions, discoveries and improvements, including manufacturing information and processes, assays, engineering and other manuals and drawings, standard operating procedures, flow diagrams, regulatory, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, safety, quality assurance, quality control and clinical data, technical information, research records and similar data and information, (iv) writings and other works, whether copyrightable or not, in any jurisdiction, and any and all copyright rights, whether registered or not, and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof (“Copyrights”), (v) moral rights, database rights, design rights, industrial property rights, publicity rights and privacy rights and (vi) any similar intellectual property or proprietary rights.

“Ireland” means the island of Ireland, excluding Northern Ireland (the counties of Antrim, Armagh, Derry, Down, Fermanagh and Tyrone), and the word “Irish” shall be construed accordingly.

“IRS” means the U.S. Internal Revenue Service.

“IT Assets” means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation owned by Strongbridge or its Subsidiaries or licensed or leased by Strongbridge or its Subsidiaries pursuant to any written agreement (excluding any public networks).

“Key Product” means Strongbridge’s two commercial products, Keveyis (dichlorphenamide) and Macrilen (macimorelin), and its clinical-stage product candidate, Recorlev (levoketoconazole).

“knowledge of Strongbridge” or “Strongbridge’s knowledge” means the actual knowledge of the individuals listed in Section 1.01(b) of the Strongbridge Disclosure Letter.

“Legal Restraint” has the meaning given to the term in Section 6.01(b).

“Licensed Intellectual Property Rights” means all Intellectual Property Rights, other than off-the-shelf commercially available software generally available on non-discriminatory pricing terms, owned by a Third Party and licensed or sublicensed to Strongbridge or any of its Subsidiaries or for which Strongbridge or any of its Subsidiaries has obtained a covenant not to be sued.

“Lien” means, with respect to any property or asset, any mortgage, lien, license, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.  For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“Loan and Security Agreement” means the Loan and Security Agreement, dated as of December 28, 2016, between Strongbridge and each of Oxford Finance LLC and Horizon Technology Finance Corporation.

“Macrilen Acquisition Agreement” means that certain Macrilen Acquisition Agreement dated as of October 31, 2018 between Novo Nordisk Healthcare AG and Strongbridge relating to the purchase and sale of the entire share capital of Strongbridge Ireland Limited, which will hold certain assets related to Macrilen (macimorelin) pursuant to a reorganization to occur before the Closing.

“Material Contracts” means any of the following (not including the Strongbridge Plans):

(i)                           any Contract relating to the formation of any partnership or joint venture;

(ii)                        any Contract pursuant to which any Third Party has granted or provided to Strongbridge or any of its Subsidiaries any material license, option, or other right or immunity with respect to any Intellectual Property Right (including any covenant not to be sued under, or right to enforce or prosecute any, such Intellectual Property Right), other than (A) immaterial non-exclusive licenses granted in the ordinary course of business in connection with Contracts for the development or commercialization of Strongbridge’s or its Subsidiaries’ products or product candidates, or (B) non-customized software subject to commercially available off the shelf, “shrink-wrap” or “click-through” type Contracts generally available on non-discriminatory pricing terms;

(iii)                     any Contract (excluding licenses contained in service Contracts related to pre-clinical or clinical development of any Medicine to the extent the licenses contained therein are incidental to such Contract, immaterial, non-exclusive and granted in the ordinary course of business) pursuant to which Strongbridge or any of its Subsidiaries has granted or provided to any Third Party any material license, option, or other right or immunity with respect to any Intellectual Property Right (including (A) any material covenant not to be sued under, or right to enforce or prosecute any, such Intellectual Property Right, and (B) any material right or option to receive or collect any royalties, payments or other consideration in respect of any use or other exploitation of any such Intellectual Property Right or any product embodying any such Intellectual Property Right);

(iv)                    any Contract that relates to the research, development, distribution, marketing, supply, license, collaboration, co-promotion or manufacturing of any Key Product, which, if terminated or not renewed, would reasonably be expected to have a material and adverse effect on such Key Product;

(v)                       any Contract or agreement that relates to the identification, research, development or collaboration of any Key Product, in each case, that is material to Strongbridge and its Subsidiaries taken as a whole;

(vi)                    any stockholders, investors rights, registration rights or similar agreement or arrangement to which Strongbridge or any of its Subsidiaries is a party;

(vii)                 any Contract with any sole-source suppliers of material tangible products or services or that includes any material “most favored nations” terms and conditions (including, without limitation, with respect to pricing), any material exclusive dealing or minimum purchase arrangement, any material arrangement that grants any material right of first refusal, material right of first offer, material right of first negotiation or similar material right or that limits or purports to limit in any material respect the ability of Strongbridge or any of its Subsidiaries (or, after the Closing, Novo Nordisk or any of their respective Subsidiaries) to own, operate, sell, transfer, pledge or otherwise dispose of any material assets or business;

(viii)              any Contract with a Collaboration Partner that (x) requires aggregate payments by or to Strongbridge and its Subsidiaries of US$1,000,000 or more in the current or any future calendar year or (y) cannot be unilaterally terminated by Strongbridge or any of its Subsidiaries without penalty without more than 60 days’ notice (excluding incidental provisions, including indemnities, that by their terms survive the termination of the relevant agreement);

(ix)                    any Contract that requires aggregate payments by or to Strongbridge and its Subsidiaries in excess of US$1,000,000 in the current or any future calendar year;

(x)                       any Contract pursuant to which Strongbridge or any of its Subsidiaries has material continuing obligations or interests involving (A) milestone or similar payments, including upon the achievement of regulatory or commercial milestones, or (B) payment of royalties or other amounts calculated based upon any revenues or income of Strongbridge or any of its Subsidiaries, in each case that cannot be unilaterally terminated by Strongbridge or its Subsidiaries without penalty without more than 60 days’ notice (excluding incidental provisions, including indemnities, that by their terms survive the termination of the relevant agreement);

(xi)                    any Contract under which Strongbridge or any of its Subsidiaries leases, subleases or licenses any real property;

(xii)                 any Contract that relates to any swap, forward, futures, warrant, option or other derivative transaction;

(xiii)              any Contract that provides for indemnification of any current or former officer, director or employee;

(xiv)             any Contract that provides for severance, retention, change in control, transaction or other similar payments, bonuses or benefits;

(xv)                any Contract that is a Collective Bargaining Agreement;

(xvi)             any Contract with any (A) present or former officer or director of Strongbridge or any of its Subsidiaries, (B) beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 5% or more of the outstanding Ordinary Shares or (C) Affiliate or “associate” or any member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any such officer, director, or beneficial owner;

(xvii)          any acquisition, sale or similar Contract pursuant to which (A) Strongbridge (and/or any of its Subsidiaries) is required to pay total consideration (including assumption of debt) in the current or any future calendar year in excess of US$1,000,000 in the aggregate or (B) any other Person has the right to acquire any assets of Strongbridge or any of its Subsidiaries (or any interests therein) in the current or any future calendar year with a fair market value or purchase price of more than US$1,000,000 in the aggregate;

(xviii)       any Contract relating to Indebtedness for borrowed money, any guarantees thereof (other than (A) Contracts solely among Strongbridge and its wholly owned Subsidiaries and (B) financial guarantees entered into in the ordinary course of business consistent with past practice and surety or performance bonds or similar agreements entered into in the ordinary course of business consistent with past practice, in each case relating to Indebtedness in existence on the date hereof) or the granting of Liens (other than Permitted Liens) over the property or assets (including any Intellectual Property Rights) of Strongbridge or any of its Subsidiaries;

(xix)             any Contract relating to any loan or other extension of credit (other than trade credits and accounts receivable in the ordinary course of business consistent with past practice) made by Strongbridge or any of its Subsidiaries;

(xx)                any Contract containing any provision or covenant limiting or restricting in any material respect the ability of Strongbridge or any of its Subsidiaries (or, after the Closing, that purports to so limit or restrict Novo Nordisk or any of its Subsidiaries) to (A) compete with any Person in any area, (B) engage in any activity or business, (C) sell any products or services of or to any other Person or in any geographic region or (D) obtain products or services from any Person; or

(xxi)             any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or any other contract, agreement or other instrument that is material to Strongbridge and its Subsidiaries, taken as a whole.

“Medicine” has the meaning given to it in Section 3.13(a).

“Memorandum of Association” means the memorandum of association of Strongbridge as filed with the Registrar of Companies.

“Nasdaq” means the NASDAQ Stock Market LLC.

“Nasdaq Copenhagen” means NASDAQ OMX Copenhagen A/S.

“NDA” has the meaning given to it in Section 3.13(c)(ii).

“Novo Nordisk” has the meaning given to that term in the Preamble of this Agreement.

“Novo Nordisk Board” means the board of directors of Novo Nordisk.

“Novo Nordisk Fundamental Representations” has the meaning given to the term in Section 7.01.

“Novo Nordisk Indemnified Parties” has the meaning given to the term in Section 7.02.

“Novo Nordisk Material Adverse Effect” means a material adverse effect on Novo Nordisk’s ability to consummate the Transactions.

“Novo Nordisk Warranty Breach” has the meaning given to the term in Section 7.03(a)(i).

“NYSE” means the New York Stock Exchange.

“Ordinary Shares” means ordinary shares of US$0.01 each in the share capital of Strongbridge.

“Organizational Documents” means the constitution, articles of association, articles of incorporation, certificate of incorporation or bylaws or other equivalent organizational document, as appropriate.

“Owned Intellectual Property Rights” means all Intellectual Property Rights owned or purported to be owned by Strongbridge or any of its Subsidiaries.

“Oxford-Horizon Warrants” means the Warrants issued pursuant to the Loan and Security Agreement.

“Parties” means Strongbridge and Novo Nordisk and “Party” shall mean either Strongbridge or Novo Nordisk.

“Patents” has the meaning given to that term in the definition of “Intellectual Property Rights.”

“Permits” has the meaning given to that term in Section 3.12(d).

“Permitted Liens” means (i) any Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been recorded in accordance with GAAP, (ii) landlords’, lessors’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens incurred in the ordinary course of business consistent with past practice, in each case for sums not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings, (iii) Liens incurred in the ordinary course of business consistent with past practice in connection with pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, (iv) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not material in amount and that do not, in any case, materially detract from the value or use of the property subject thereto, (v) with respect to Intellectual Property Rights, non-exclusive licenses granted under such Intellectual Property Rights in the ordinary course of business consistent with past practice, and (vi) Liens that would not, individually or in the aggregate, reasonably be expected to be material to Strongbridge and its Subsidiaries, taken as a whole.

“Person” or “person” means an individual, group (including a “group” under Section 13(d) of the Exchange Act), corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity or any Governmental Authority or any department, agency, political subdivision or instrumentality thereof.

“Preferred Shares” means the preferred shares with a nominal value of US$0.01 each in the share capital of Strongbridge.

“Purchase Price” has the meaning given to that term in Section 2.03.

“Purchased Shares” has the meaning given to the term in the Recitals.

“Recall” has the meaning given to that term in Section 3.13(c)(i).

“Registered IP” has the meaning given to that term in Section 3.16(c)(ii).

“Registrar of Companies” means the Registrar of Companies in Dublin, Ireland as defined in Section 2 of the Act.

“Registration Rights Agreement” means the Registration Rights Agreement in the form of Exhibit A to this Agreement.

“Regulation S-K” means Regulation S-K promulgated under the Securities Act.

“Regulatory Laws” means the HSR Act, the Sherman Antitrust Act of 1890, and the rules and regulations promulgated thereunder, the Clayton Act of 1914, and the rules and regulations promulgated thereunder, the Federal Trade Commission Act of 1914, and the rules and regulations promulgated thereunder, and any other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Representatives” means in relation to any Person, its Subsidiaries’ officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors.

“Restricted Stock Units” means a restricted stock unit of Strongbridge granted under any Strongbridge Share Plans.

“Sanctions” has the meaning given to it in Section 3.12(c).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, and the rules and regulations promulgated thereunder.

“Security Purchase Agreement” means the Security Purchase Agreement dated as of  December 22, 2016 between Strongbridge and each of CDK Associates LLC, Karen Cross, Kenneth Glennon, Scott D. Morenstein, Yuriy Shteinbuk, Eugene Christopher Burger, Heath N. Weisberg, Daniel P. Klein, David Ben-Ur, Vivo Capital Fund VIII, L.P., Vivo Capital Surplus Fund VIII, L.P., Growth Equity Opportunities Fund III, LLC, Opaleye L.P., Broadfin Healthcare Master Fund Ltd, Boxer Capital, LLC, Healthcap VI, L.P., Eigil Stray Spetalen, Reidar Fougner, Zinober Invest AS, H5 Vekst AS, Abraxas AS, Pima A/S and AS Mascot Holding.

“Service Provider” means, as of any relevant time, any director, officer, employee or individual independent contractor, who is an individual, of Strongbridge or any of its Subsidiaries.

“SPA Warrants” means the Warrants issued pursuant to the Security Purchase Agreement from time to time.

“Strongbridge” has the meaning given to that term in the Preamble of this Agreement.

“Strongbridge 10-K” means Strongbridge’s annual report on Form 10-K for the fiscal year ended 31 December 2017.

“Strongbridge Balance Sheet” means the unaudited consolidated balance sheet of Strongbridge as of June 30, 2018 and the notes thereto set forth in Strongbridge’s quarterly report on Form 10-Q for the quarter ended June 30, 2018.

“Strongbridge Balance Sheet Date” means June 30, 2018.

“Strongbridge Board” means the board of directors of Strongbridge from time to time and for the time being.

“Strongbridge Constitution” means the Constitution of Strongbridge, comprising the Memorandum of Association and the Articles of Association.

“Strongbridge Disclosure Letter” means the disclosure letter delivered by Strongbridge to Novo Nordisk on the date hereof.

“Strongbridge Fundamental Representations” has the meaning given to the term in Section 7.01.

“Strongbridge Group” means Strongbridge and all of its Subsidiaries.

“Strongbridge Indemnified Parties” has the meaning given to the term in Section 7.03(a).

“Strongbridge Material Adverse Effect” means a material adverse effect on (i) the condition (financial or otherwise), business, assets or results of operations of Strongbridge and its Subsidiaries, taken as a whole, excluding any such effect to the extent resulting from (A) changes in general economic conditions, or changes in securities, credit or other financial markets, in the United States or Europe or conditions generally affecting the pharmaceutical or biotechnology industries, (B) changes (including changes or proposed changes) of Applicable Law or GAAP or the interpretation or enforcement thereof, (C) acts of war, sabotage or terrorism or natural disasters or public health crises involving the United States or European countries, (D) the negotiation, announcement or pendency of this Agreement and the Transactions, including the identity of, or the effect of any fact or circumstance relating to, Novo Nordisk or any of its Affiliates or any communication by Novo Nordisk or any of its Affiliates regarding plans, proposals or projections with respect to Strongbridge, its Subsidiaries or their employees, (E) the effects of (1) any breach by Novo Nordisk of the terms of this Agreement or (2) any action that Novo Nordisk directs Strongbridge or any of its Subsidiaries to take or to which Novo Nordisk specifically consents pursuant to this Agreement, (F) any decline in the market price or trading volume of the Ordinary Shares on Nasdaq, or (G) any failure of Strongbridge to meet any internal or public projections, forecasts, estimates of earnings or revenues, except (1) in the case of clauses (A), (B) and (C), to the extent such changes or events materially and disproportionately affect Strongbridge and its Subsidiaries, taken as a whole, relative to other participants in the industry in which Strongbridge and its Subsidiaries operate, and (2) the exceptions set forth in clauses (F) and (G) shall not prevent or otherwise affect a determination that any fact, change, event, occurrence or effect underlying or that may have contributed to such decline or failure has resulted in or contributed to a Strongbridge Material Adverse Effect, or (ii) Strongbridge’s ability to consummate the Transactions.

“Strongbridge Plans” means any Benefit Plan (i) to which Strongbridge or any of its Subsidiaries is a party or has or could reasonably be expected to have any direct, indirect or contingent liability or (ii) sponsored, maintained or contributed to, or required to be maintained or contributed to by Strongbridge or any of its Subsidiaries.

“Strongbridge SEC Documents” has the meaning given to it in Section 3.08(a).

“Strongbridge Securities” has the meaning given to it in Section 3.06(f).

“Strongbridge Share Plans” means Strongbridge 2015 Equity Compensation Plan, effective as of 3 September 2015, Strongbridge 2015 Non-Employee Director Equity Compensation Plan, effective as of 3 September 2015, Strongbridge 2017 Inducement Plan, adopted by the Strongbridge Board on 23 February 2017, the individual award agreements thereunder and those share option award agreements listed in Section 1.01(c) of the Strongbridge Disclosure Letter providing for the issuance of share options outside of a shareholder approved equity plan.

“Strongbridge Shareholders” means the holders of the Strongbridge Shares.

“Strongbridge Shares” means the unconditionally allotted or issued, outstanding and fully paid ordinary shares with a nominal value of US$0.01 each in the share capital of Strongbridge and any further such shares which are unconditionally allotted or issued and outstanding before the Closing.

“Strongbridge Stock Option” means each outstanding compensatory option to purchase Ordinary Shares issued pursuant to a Strongbridge Share Plan.

“Strongbridge Subsidiary Securities” has the meaning given to that term in Section 3.07(b).

“Strongbridge Warranty Breach” has the meaning given to that term in Section 7.02(a)(i).

“Studies” has the meaning given to that term in Section 3.13(e).

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at any time directly or indirectly owned by such Person.

“Tax” means (i) any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, pay related social insurance, excise tax, premium, alternative or minimum tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, escheat or unclaimed property, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, duty (including any customs duty) or other tax or charge of any kind whatsoever, including any charge or amount (including any fine, penalty, interest or other additions thereto) related thereto, imposed, assessed or collected by or under the authority of any Governmental Authority and (ii) any liability for the payment of any amount of the type described in clause (i) as a result of being or having been a member of an affiliated, consolidated, controlled, fiscal, combined, unitary or aggregate group or being a transferee of or successor to any Person or as a result of any express obligation to assume such Taxes or to indemnify any other Person.

“Tax Authority” means any Governmental Authority responsible for the assessment, collection or enforcement of laws relating to Taxes or for making any decision or ruling on any matter relating to Tax (including the IRS and the Irish Revenue Commissioners).

“Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any Tax Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

“Tax Sharing Agreements” means all existing agreements or arrangements binding Strongbridge or any of its Subsidiaries that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person’s Tax liability (excluding customary commercial agreements entered into in the ordinary course of business and the principal purpose of which is not the sharing of Taxes).

“Term Loan Agreement” means the Term Loan Agreement dated as of July 14, 2017 between Strongbridge, Strongbridge U.S. Inc., Cortendo AB (PUBL), Cortendo Cayman Ltd (as Borrowers) and the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto and CRG Servicing LLC (as Administrative Agent and Collateral Agent), as amended from time to time.

“Third Party” means any Person other than Novo Nordisk or any of its Affiliates.

“Third-Party Claim” has the meaning given to it in Section 7.04(a).

“Trademarks” has the meaning given to that term in the definition of “Intellectual Property Rights.”

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Macrilen Acquisition Agreement, the Services Agreement (as defined in the Macrilen Acquisition Agreement) and the TSA (as defined in the Macrilen Acquisition Agreement).

“Transactions” means the transactions contemplated by this Agreement.

“U.S.” or “United States” means the United States, its territories and possessions, any State of the United States and the District of Columbia, and all other areas subject to its jurisdiction.

“US$” or “$” means United States dollars, the lawful currency of the United States of America.

“Warrants” means all warrants which are currently in issue and outstanding and which give, or potentially give, the right to any Person to subscribe for (or otherwise acquire or call for delivery of) Ordinary Shares, including the CRG Warrants (specifying an exercise price of US$7.37), the CRG Amendment Warrants (specifying an exercise price of US$10) ), the SPA Warrants (specifying an exercise price of US$2.50) and the Oxford-Horizon Warrants (specifying an exercise price of US$2.45).

“Warn” means the Worker Adjustment and Retraining Act of 1988, as amended.

“€” means the lawful currency of Ireland.

Section 1.02.                          Construction.

(a)                        In this Agreement, words such as “hereunder”, “hereto”, “hereby”, “hereof” and “herein” and other words of similar meaning when used in this Agreement shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement and not to any particular section or clause thereof.

(b)                        In this Agreement, save as otherwise provided herein, any reference herein to a section, clause, schedule or paragraph shall be a reference to a section, subsection, clause, sub-clause, paragraph or sub-paragraph (as the case may be) of this Agreement.

(c)                         In this Agreement, any reference to any provision of any legislation shall include any amendment, modification, re-enactment or extension thereof and shall also include any subordinate legislation made from time to time under such provision, and any reference to any provision of any legislation, unless the context clearly indicates to the contrary, shall be a reference to legislation of Ireland.

(d)                        In this Agreement, the masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa.

(e)                         In this Agreement, the term “officers” shall be construed to mean corporate officers and executive officers.

(f)                          In this Agreement, any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

(g)                         In this Agreement, any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent, and all attachments thereto and instruments incorporated therein.

(h)                        In this Agreement, the phrase “all reasonable endeavors” and words of similar import shall not be construed to mean that a Party must take, or procure the taking of, any action that would be commercially unreasonable under the circumstances.

(i)                            For the purposes of this Agreement, any document which is described as being “provided”, “delivered”, “furnished”, “made available” or other similar reference to Novo Nordisk or any of its Subsidiaries shall only be treated as such if true and complete copies of such documents have been put in the data room prepared by Strongbridge in a location accessible to Novo Nordisk or any of its Subsidiaries or its Representatives (subject to “clean room” restrictions) that have been granted access to such data room at least two days prior to the date hereof.

(j)                           In this Agreement, the phrase “ordinary course of business” and words of similar import shall be deemed to mean ordinary course of business consistent with past practice.

Section 1.03.                          Captions.  The table of contents and the headings or captions to the clauses in this Agreement are inserted for convenience of reference only and shall not affect the interpretation or construction thereof.

Section 1.04.         Time.  References to times are to U.S. Eastern times unless otherwise specified.

ARTICLE 2
PURCHASE AND SALE

Section 2.01.         Issuance and Sale.  Upon the terms and subject to the conditions of this Agreement, at the Closing, Strongbridge agrees to issue and sell to Novo Nordisk, and Novo Nordisk agrees to purchase from Strongbridge, the Purchased Shares free and clear of any Lien (other than restrictions on transfer under applicable state and federal securities laws).

Section 2.02.         Closing.  The closing of the purchase and sale of the Purchased Shares hereunder (the “Closing”) shall take place at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, or remotely by the exchange of documents and signatures (or their electronic counterparts), as soon as possible (but in any event no later than the fifth Business Day) after the day on which the conditions set forth in Article 6 have been satisfied or, to the extent permitted under Applicable Law, waived in writing by the party or parties entitled to the benefit of such conditions (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted under Applicable Law, waiver in writing of those conditions at the Closing by the party or parties entitled to the benefit of such conditions), or at such other time or place as Strongbridge and Novo Nordisk may mutually agree (such date, the “Closing Date”).

Section 2.03.         Purchase Price.  The purchase price for each Purchased Share shall be US$7.00 per share and the aggregate purchase price (“Purchase Price”) payable for the Purchased Shares shall be US$36,694,000.

Section 2.04.         Closing Deliverables.  At the Closing:

(a)        Novo Nordisk shall pay, or cause to be paid, the Purchase Price to Strongbridge by wire transfer of immediately available funds to the account of Strongbridge identified by Strongbridge at least two Business Days prior to the Closing.

(b)        Novo Nordisk shall deliver or cause to be delivered to Strongbridge a counterpart to the Registration Rights Agreement duly executed by Novo Nordisk.

(c)        Strongbridge shall deliver or cause to be delivered to Novo Nordisk a counterpart to the Registration Rights Agreement duly executed by Strongbridge.

(d)        Strongbridge shall cause the applicable transfer agent to credit to Novo Nordisk in book entry form the Purchased Shares.

Section 2.05.         Withholding.  Novo Nordisk shall be entitled to deduct and withhold from any amount payable pursuant to this Agreement such amounts as Novo Nordisk may be required to deduct and withhold with respect to the making of such payment under the Code or any other provision of federal, state, local or non-U.S. Tax law; provided, that if withholding can be reduced or eliminated through the collection of any Tax forms, then prior to withholding, such

Persons entitled to payments pursuant to this Agreement shall be given a reasonable opportunity to deliver such Tax forms to the applicable withholding agent. To the extent that amounts are so withheld by Novo Nordisk with respect to any Person and paid over to the appropriate Taxing Authority, Novo Nordisk shall be treated as having satisfied its obligation to deliver the Purchase Price in full to such Person by delivering the Purchase Price net of such withheld amounts and such Person shall not have any claim or payment with respect to the Purchase Price attributable to such withheld amounts. Notwithstanding the foregoing, the parties acknowledge and agree that (i) they do not believe that any withholding is required under section 980 of the Code, provided, however, that if Novo Nordisk is obliged to withhold tax from the consideration pursuant to section 980 of the Code but did not do so, Strongbridge shall refund to Novo Nordisk the amount that ought to have been withheld by Novo Nordisk and (ii) under Applicable Law as of the date hereof, no amounts shall be withheld in respect of payments by Novo Nordisk to Strongbridge under this Agreement, and (iii) if Novo Nordisk takes any action, including but not limited to an assignment of its rights and obligations under this Agreement to an Affiliate, that leads to the imposition of withholding Tax liability on Strongbridge that would not have been imposed in the absence of such action or in an increase in such liability above the liability that would have been imposed in the absence of such action, Novo Nordisk will gross-up its payment to Strongbridge under this Agreement in respect of any such additional or increased withholding Tax liability (except to the extent that Strongbridge can reclaim it, provided that Strongbridge will be reimbursed for any reasonable out of pocket costs incurred in the reclaim).

ARTICLE 3
REPRESENTATIONS AND WARRANTIES RELATING TO STRONGBRIDGE

Except as disclosed in the reports and other documents filed with or furnished to the SEC by Strongbridge on or following January 1, 2018 and at least five Business Days prior to the date hereof or as set forth in the Strongbridge Disclosure Letter, Strongbridge represents and warrants to Novo Nordisk that:

Section 3.01.         Corporate Existence and Power.  Strongbridge is a public company limited by shares duly incorporated and validly existing under the laws of Ireland and has all corporate powers and all governmental licenses, authorizations, Permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, Permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect.  Strongbridge is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary or applicable, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect.  Strongbridge has heretofore made available to Novo Nordisk true and complete copies of the Strongbridge Constitution and the equivalent Organizational Documents of each of its Subsidiaries.

Section 3.02.         Corporate Authorization.  Strongbridge has all requisite corporate power and authority to enter into this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized by the Strongbridge Board and no other corporate proceedings on the part of Strongbridge are necessary to authorize the consummation of the Transactions. On or prior to the date hereof, the Strongbridge Board has determined that the Transactions are fair to and in the best interests of Strongbridge and the Strongbridge Shareholders.  This Agreement has been duly and validly executed and delivered by Strongbridge and, assuming this Agreement constitutes the valid and binding agreement of Novo Nordisk constitutes the valid and binding agreement of Strongbridge, enforceable against Strongbridge in accordance with its terms.

Section 3.03.         Governmental Authorization.  The execution, delivery and performance by Strongbridge of this Agreement and the consummation by Strongbridge of the Transactions require no action by or in respect of, or filing with, any Governmental Authority other than (i) compliance with the provisions of the Act, (ii) compliance with any applicable requirements of the HSR Act and any other Competition Laws, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities laws, (iv) compliance with any applicable requirements of Nasdaq and (v) any actions, authorizations, consents, approvals or filings, the absence of which would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect.

Section 3.04.         Non-Contravention.  The execution, delivery and performance by Strongbridge of this Agreement and the consummation of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the Strongbridge Constitution, (ii) assuming compliance with the matters referred to in Section 3.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (iii) assuming compliance with the matters referred to in Section 3.03, require any payment to or consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Strongbridge or any of its Subsidiaries is entitled under any provision of any Contract or other instrument binding on Strongbridge or any of its Subsidiaries or any Contract, license, franchise, Permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Strongbridge and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of Strongbridge or any of its Subsidiaries, with only such exceptions, in the case of each of sub-clauses (ii) through (iv), as would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect.

Section 3.05.         Strongbridge Shareholder Approval.  No approval of the Strongbridge Shareholders is required to consummate the Transactions.

Section 3.06.         Capitalization.

(a)        The authorized share capital of Strongbridge consists of 600,000,000 Ordinary Shares, 100,000,000 Preferred Shares and 40,000 Deferred Ordinary Shares.

(b)        As of October 29, 2018 there were:

(i)           47,185,048 Strongbridge Shares issued and outstanding;

(ii)          no Preferred Shares issued and outstanding;

(iii)         40,000 Deferred Ordinary Shares issued and outstanding;

(iv)        Strongbridge Stock Options issued and outstanding (at an aggregate of a weighted-average exercise price of US$7.34  per Ordinary Share) to purchase an aggregate of  8,660,617 Ordinary Shares (or which options to purchase an aggregate of 3,578,577 Ordinary Shares were exercisable);

(v)         Restricted Stock Units issued and outstanding with respect to 173,400 Ordinary Shares;

(vi)        8,333,253 Ordinary Shares reserved for issuance upon exercise of the Warrants and the exercise prices for such Warrants are correct as set out in the definition of “Warrants”; and

(vii)       0 Strongbridge Shares held in treasury.

(c)        All of the issued and outstanding shares in the share capital of Strongbridge have been, and all shares that may be issued pursuant to any employee stock option or other compensation plan or arrangement, including the Strongbridge Share Plans and the Warrants, will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(d)        Neither Strongbridge nor, to Strongbridge’s knowledge, any Person acting on its behalf has taken any action (including any offering of any securities of Strongbridge under circumstances which would require the integration of such offering with the offering of any of the securities to be issued pursuant to this Agreement under the Securities Act) which would subject the offering, issuance or sale of any of the securities to Novo Nordisk pursuant to this Agreement to the registration requirements of the Securities Act.

(e)        The Purchased Shares when and if issued pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(f)         There are no outstanding bonds, debentures, notes or other Indebtedness of Strongbridge having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Strongbridge may vote.  Except as described in this Section 3.06, there are no issued or outstanding (A) Ordinary Shares in the share capital or other voting securities of or ownership interests in Strongbridge, (B) securities of Strongbridge convertible into or exchangeable or exercisable for Ordinary Shares in the share capital or other voting securities of or ownership interests in Strongbridge, (C) warrants, calls, options or other rights to acquire from Strongbridge, or other obligation of Strongbridge to issue, any shares or other voting securities or ownership interests in or any securities convertible into or exchangeable or exercisable for Ordinary Shares or other voting securities or ownership interests in Strongbridge or (D) restricted shares, Restricted Stock Units, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of any capital stock or voting securities of Strongbridge (the items in clauses (A) through (D) being referred to collectively as the “Strongbridge Securities”).  There are no outstanding obligations of Strongbridge or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Strongbridge Securities.  Neither Strongbridge nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any Strongbridge Securities. Strongbridge is not a party to any agreement with respect to any of its securities granting any registration rights to any Person.

(g)        None of (A) the Strongbridge Shares or (B) the Strongbridge Securities are owned by any Subsidiary of Strongbridge.

Section 3.07.         Subsidiaries.

(a)        Each Subsidiary of Strongbridge has been duly organized, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization or incorporation, has all organizational powers and all governmental licenses, authorizations, Permits, consents and approvals required to carry on its business as now conducted, except for (A) any failure to be in good standing that would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect and (B) those licenses, authorizations, Permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect.  Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect.  All Subsidiaries of Strongbridge and their respective jurisdictions of organization are identified in the Strongbridge 10-K.

(b)        All of the outstanding shares, capital stock or other voting securities of, or ownership interests in, each Subsidiary of Strongbridge is owned by Strongbridge, directly or indirectly, free and clear of all Liens (other than those arising under applicable securities laws) and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests, other than any restrictions arising under applicable securities laws).  There are no issued, reserved for issuance or outstanding (A) securities of Strongbridge or any of its Subsidiaries convertible into, or exchangeable or exercisable for, shares, capital stock or other voting securities of, or ownership interests in, any Subsidiary of Strongbridge, (B) warrants, calls, options or other rights to acquire from Strongbridge or any of its Subsidiaries, or other obligations of Strongbridge or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable or exercisable for, any shares, capital stock or other voting securities of, or ownership interests in, any Subsidiary of Strongbridge or (C) restricted shares, Restricted Stock Units, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of Strongbridge (the items in clauses (A) through (C) being referred to collectively as the “Strongbridge Subsidiary Securities”).  There are no outstanding obligations of Strongbridge or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Strongbridge Subsidiary Securities.  Except for the shares, capital stock or other voting securities of, or ownership interests in, its Subsidiaries, Strongbridge does not own, directly or indirectly, any capital stock or other voting securities of, or ownership interests in, any Person, other than securities purchased by or on behalf of Strongbridge or its Subsidiaries for cash management purposes.

Section 3.08.         SEC Filings and the Sarbanes-Oxley Act.

(a)        Strongbridge has timely filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed with or furnished to the SEC by Strongbridge since January 1, 2016 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Strongbridge SEC Documents”).  To Strongbridge’s knowledge, as of the date hereof, no Strongbridge SEC Document is the subject of ongoing review, comment or investigation by the SEC.

(b)        As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Strongbridge SEC Document complied, and each Strongbridge SEC Document (other than any Strongbridge Disclosure Letter) filed subsequent to the date hereof will comply in all material respects with the applicable requirements of Nasdaq, the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be.

(c)        As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Strongbridge SEC Document filed pursuant to the Exchange Act did not, and each Strongbridge SEC Document (other than any Strongbridge Disclosure Letter) filed pursuant to the Exchange Act subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(d)        Each Strongbridge SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(e)        Strongbridge and its Subsidiaries have established and maintain disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act).  Such disclosure controls and procedures are designed to ensure that material information relating to Strongbridge, including its consolidated Subsidiaries, is made known to Strongbridge’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared.  Such disclosure controls and procedures are effective in timely alerting Strongbridge’s principal executive officer and principal financial officer to material information required to be included in Strongbridge’s periodic and current reports required under the Exchange Act.  For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(f)         Since January 1, 2016, Strongbridge and its Subsidiaries have established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Strongbridge’s financial reporting and the preparation of Strongbridge financial statements for external purposes in accordance with GAAP.  Strongbridge has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to Strongbridge’s auditors and audit committee (A) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect Strongbridge’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls.  Strongbridge has made available to Novo Nordisk prior to the date of this Agreement copies of any such disclosure made by management to Strongbridge’s auditors and audit committee since January 1, 2016.

(g)        There are no outstanding loans or other extensions of credit made by Strongbridge or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Strongbridge.  Strongbridge has not, since the enactment of the Sarbanes-Oxley Act, taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(h)        Since January 1, 2016, Strongbridge has complied in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq and all applicable rules, regulations and requirements of the Sarbanes-Oxley Act.

(i)         Each of the principal executive officer and principal financial officer of Strongbridge (or each former principal executive officer and principal financial officer of Strongbridge, as applicable) has made all certifications required by Rule 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and Nasdaq, and the statements contained in any such certifications are true and complete.

(j)         Strongbridge has made available to Novo Nordisk copies of the documentation creating or governing, all securitization transactions and other off-balance sheet arrangements (as defined in Item 303 of Regulation S-K of the SEC) that existed or were effected by Strongbridge or its Subsidiaries since January 1, 2016.

(k)        Since January 1, 2016, there has been no transaction, or series of similar transactions, agreements, arrangements or understandings, nor is there any proposed transaction as of the date of this Agreement, or series of similar transactions, agreements, arrangements or understandings to which Strongbridge or any of its Subsidiaries was or is to be a party, that would be required to be disclosed under Item 404 of Regulation S-K.

Section 3.09.         Financial Statements.  The audited consolidated financial statements and unaudited consolidated interim financial statements of Strongbridge (including the notes thereto) included or incorporated by reference in the Strongbridge SEC Documents fairly present in all material respects, in conformity with GAAP (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Strongbridge and its consolidated Subsidiaries as at the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements).

Section 3.10.         Absence of Certain Changes.  Since the Strongbridge Balance Sheet Date and through the date hereof, (i) the business of Strongbridge and its Subsidiaries has been conducted in all material respects in the ordinary course consistent with past practices and (ii) there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect.

Section 3.11.         No Undisclosed Material Liabilities.  There are no liabilities or obligations of Strongbridge or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, known, unknown, determined, determinable or otherwise, other than:

(a)        liabilities or obligations disclosed in the Strongbridge Balance Sheet;

(b)        liabilities or obligations (including liabilities or obligations incurred in the ordinary course of business consistent with past practice since the Strongbridge Balance Sheet Date) that would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect;

(c)        liabilities disclosed in Section 3.11 of the Strongbridge Disclosure Letter; and

(d)        liabilities and obligations incurred in connection with the Transactions.

Section 3.12.         Compliance with Laws and Court Orders; Permits.

(a)        Strongbridge, each of its Subsidiaries, and, to Strongbridge’s knowledge, their respective Collaboration Partners (i) are, and since January 1, 2016 have been, in compliance with, and are not under investigation with respect to, (ii) and to Strongbridge’s knowledge, have not been threatened to be charged with, have not been subject to or, (iii) to Strongbridge’s knowledge, have not been threatened with an Action concerning, or given notice of any violation of, Applicable Laws or Permits, except for failures to comply or with respect to violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect.  There is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding against Strongbridge, any of its Subsidiaries, or, to Strongbridge’s knowledge, any of their respective Collaboration Partners, that has had or would reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect or that in any manner seeks to prevent, enjoin, alter or materially delay the Transactions.

(b)        In the past five years, none of Strongbridge, any of its Subsidiaries, or any of their respective directors, officers, employees, consultants, or to Strongbridge’s knowledge, agents or other Persons acting for or on their behalf, or to Strongbridge’s knowledge, any of their respective Collaboration Partners have taken any action that would result in a violation in any material respect by such Person of the Foreign Corrupt Practices Act (15 U.S.C. §§ 78m(b), 78dd-1, 78dd-2, 78ff), International Travel Act of 1961 (18 U.S.C. § 1952), The Bribery Act of

2010 of the United Kingdom, the Criminal Justice (Corruption Offences) Act 2018 of Ireland or any other Applicable Law related to anti-corruption or anti-bribery (but, in each case, only to the extent such Applicable Law is applicable to the foregoing Persons).  Strongbridge has instituted and maintained policies and procedures designed to prevent such Persons from taking such actions (but, in each case, only to the extent such Applicable Law is applicable to Strongbridge or such Persons).

(c)        Neither Strongbridge nor any of its Subsidiaries, nor any of their directors, officers, employees, consultants, or, to Strongbridge’s knowledge, agents or other Persons acting for or on their behalf, is, or is owned or controlled by one or more Persons that are: (A) the subject of any sanctions administered by the U.S. Department of Treasury’s Office of Foreign Assets Control or the U.S. Department of State, the United Nations Security Council or the European Union (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions (currently, Crimea, Cuba, Iran, North Korea, Sudan and Syria).  Strongbridge and its Subsidiaries are and for the past five years have been in compliance in all material respects with all applicable Sanctions and export controls laws.  Strongbridge has instituted and maintained policies and procedures designed to ensure compliance with applicable Sanctions by Strongbridge, its Subsidiaries, and their directors, officers, employees, consultants, agents and other Persons acting for or on their behalf.

(d)        Strongbridge and its Subsidiaries have (whether directly or pursuant to Contracts in which Third Parties have effectively granted to Strongbridge or its Subsidiaries the rights of such Third Parties) in effect all certificates, permits, licenses, franchises, approvals, NDAs, INDs, concessions, qualifications, registrations, certifications and similar authorizations from any Governmental Authority (including any Health Authority and any foreign equivalent thereof) (collectively, “Permits”) that are necessary for Strongbridge and its Subsidiaries to own, lease or operate their properties and assets, including manufacturing, packaging, storage and distribution, and to carry on their businesses as currently conducted, except where the failure to have such Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect.  All Permits are in full force and effect and will continue to be upon the Closing Date.  All fees and charges with respect to such Permits, as of the date hereof, have been paid in full and all filing, reporting, and maintenance obligations have been completely and timely satisfied.  There have been no occurrences, events, notices, or Actions that are pending, under investigation, or, to Strongbridge’s knowledge, threatened that has resulted in or would reasonably be expected to result in a materially adverse action against any Permit.

(e)        Neither Strongbridge, its Subsidiaries, nor, to Strongbridge’s knowledge, any of their respective Collaboration Partners have been restrained by a Health Authority or other Person in their ability to conduct or have conducted their business as currently conducted.

Section 3.13.         Regulatory Matters.

(a)        Each medicinal or pharmaceutical product that is or has been researched, developed, manufactured, labelled, supplied, promoted, co-promoted, co-developed, co-marketed, tested, distributed, marketed, commercialized or sold by or on behalf of Strongbridge or any of its Subsidiaries (each, a “Medicine”) has been and is being done so in compliance with all applicable Health Laws, except for any noncompliance that has not had or would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect.

(b)        Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect, none of Strongbridge, any of its Subsidiaries or, to Strongbridge’s knowledge, (i) any partner or other Third Party which pursuant to a Contract with Strongbridge or any of its Subsidiaries co-develops or has a license to develop any Medicine of Strongbridge or any of its Subsidiaries, or (ii) any other pharmaceutical manufacturer which pursuant to a Contract with Strongbridge or any of its Subsidiaries co-promotes or has a license to promote any Medicine of Strongbridge or any of its Subsidiaries (any such Person, a “Collaboration Partner”) has received any written notice or other communication from any Health Authority alleging any violation of any Health Law with respect to the research, development, marketing, manufacturing, sale, or distribution of any Medicine of Strongbridge or any of its Subsidiaries.  Since January 1, 2016 and through the date hereof, neither Strongbridge nor any of its Subsidiaries nor, to Strongbridge’s knowledge, any of their respective Collaboration Partners have received any notices of inspectional observations (including those reported on Form FDA 483), establishment inspection reports, warning letters, cyber letters, action letters, notice of integrity review, untitled letter, notice of an investigation, civil investigative demand, request for corrective or remedial action, notice of other adverse finding, or notice of deficiency or violation, or similar communication from a Health Authority alleging a violation of any Health Law or Permit, except for those reports, letters or notices that have not had or would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect.

(c)        Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect:

(i)            no Medicine manufactured, distributed or sold by or on behalf of Strongbridge, any of its Subsidiaries or, to the knowledge of Strongbridge, any of their respective Collaboration Partners, has undergone any material voluntary or involuntary recall, field correction, corrective action, suspension, seizure, detention, discontinuance or withdrawal from the market (collectively “Recall”), including as a result of any Action by the FDA or any other Governmental Authority, nor has Strongbridge, any of its Subsidiaries or, to the knowledge of Strongbridge, any of their respective Collaboration Partners, received any written notice that the FDA or any other Governmental Authority has initiated or is considering initiating any such Action or Recall.  Neither Strongbridge, any of its Subsidiaries, nor, to Strongbridge’s knowledge, any of their respective Collaboration Partners or other Person has sought, is seeking, or is currently threatening or contemplating any Recall of any Medicine;

(ii)           Strongbridge and its Subsidiaries, and to Strongbridge’s knowledge, their respective Collaboration Partners, have complied with all Applicable Laws and Health Laws governing the preparation of, and submission to the applicable Governmental Authorities of, any investigational new drug application (“IND”), new drug application (“NDA”), other clinical trial application or regulatory approval application, or foreign equivalent thereof relating to any Medicine and, to the knowledge of Strongbridge, as of the date hereof, there are no facts which have led Strongbridge or its Subsidiaries or, to Strongbridge’s knowledge, any of their respective Collaboration Partners to believe, and Strongbridge and its Subsidiaries and, to the knowledge of Strongbridge, their respective Collaboration Partners have not received written notice from any Governmental Authority that, such IND, NDA, other clinical trial application or regulatory approval application, or foreign equivalent thereof is not in good standing or is unapprovable;

(iii)       neither Strongbridge, any of its Subsidiaries, nor, to Strongbridge’s knowledge, any of their respective Collaboration Partners have received any written notice from any Governmental Authority (1) terminating, withdrawing, refusing to renew, or refusing to grant any material governmental licenses, Permits, registrations, or authorizations, including any IND, NDA, other clinical trial application or regulatory approval application, or foreign equivalent thereof, or (2) threatening, initiating, or commencing any Action to enjoin production of any Medicine at any facility and, to the knowledge of Strongbridge, there are no facts which could form the basis for such an Action; and

(iv)      Since January 1, 2016, Strongbridge, each of its Subsidiaries, and to the knowledge of Strongbridge, each of its Collaboration Partners, has timely submitted all reports and disclosed all information related to the determination, calculation, reporting, and disclosure of pricing information for any Medicine required to be filed with a Governmental Authority pursuant to a Health Law.

(d)                       Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect, no clinical trial conducted for a Medicine by or on behalf of Strongbridge, any of its Subsidiaries or, to the knowledge of Strongbridge, any of their respective Collaboration Partners has been terminated or suspended prior to Closing for any reason, and, to the knowledge of Strongbridge, neither the FDA nor any other Governmental Authority, clinical investigator, institutional review board or other Person or board responsible for the oversight or conduct of any Study has initiated or threatened to initiate, any Action to place a clinical hold order on, or otherwise terminate, materially delay, materially modify, or suspend any such ongoing clinical trial, suspend or terminate any IND or other foreign equivalent sponsored by Strongbridge or any of its Subsidiaries.

(e)                        For all pre-clinical studies, animal studies, and clinical trials concerning a Medicine, (collectively “Studies”), the study reports, protocols, and statistical analysis plans (collectively, the “Data”) accurately, completely, and fairly reflects the results from and plans for the Studies. Strongbridge, any of its Subsidiaries or, to the knowledge of Strongbridge, any of their respective Collaboration Partners, has no knowledge of any other studies, the results of which are materially inconsistent with the Study results.  Strongbridge, any of its Subsidiaries or, to the knowledge of Strongbridge, any of their respective Collaboration Partners, has no knowledge of any material facts or circumstances related to the safety or efficacy of any Medicine that would materially and adversely affect the ability to receive or maintain a Permit or that would otherwise delay the receipt of a Permit. All Studies have been conducted in accordance with all applicable Laws including but not limited to all Health Laws, and any requirement of an institutional review board and any other Person or board responsible for review of such studies, and federal and state laws, rules, regulations restricting the use and disclosure of individually identifiable health information.

(f)                         None of Strongbridge, any of its Subsidiaries, nor to the knowledge of Strongbridge, any of their respective officers, employees, agents (authorized to speak on behalf of Strongbridge) or Collaboration Partners have made an untrue statement of a material fact or fraudulent statement to any Health Authority, failed to disclose a material fact required to be disclosed to any Health Authority, or committed an act, made a statement, or failed to make a statement, including with respect to any scientific data or information, that, at the time such disclosure was made or failure to disclose occurred, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Reg. 46191 (September 10, 1991), and any amendments thereto, or for any other Health Authority to invoke any similar policy, except for any act or disclosure or failure to disclose that would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect.

(g)                        None of Strongbridge, any of its Subsidiaries, nor to the knowledge of Strongbridge, any of their respective officers, employees, agents, Collaboration Partners:

(i)             has been debarred or suspended under 21 U.S.C. § 335a;

(ii)          has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Applicable Law, for which debarment is authorized by 21 U.S.C. § 335a(b) or any similar Applicable Law, or for which suspension is permitted under 21 U.S.C. § 335(g) or any similar Applicable Law applicable in other jurisdictions in which any of the Medicines are sold;

(iii)       has been disqualified or deemed ineligible pursuant to 21 C.F.R. Parts 312, 511, or 812, or otherwise restricted, in whole or in part by FDA, or subject to an assurance;

(iv)      has been debarred, excluded or suspended from participation in any U.S. federal or state health care program or foreign equivalent thereof;

(v)         has been excluded, debarred, suspended or deemed ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration;

(vi)      has been charged, convicted or otherwise found liable in any Action under any Health Law or any other Applicable Law for which any Person could be excluded from participating in any federal healthcare program under Section 1128 of the U.S. Social Security Act of 1935 or could be debarred, excluded, suspended, or deemed ineligible to participate in federal procurement and non-procurement programs;

(vii) to the knowledge of Strongbridge, are or has been the subject of any investigation by a Governmental Authority alleging any failure to comply with an applicable Health Law;

(viii) are or has been served with or received any search warrant, subpoena, or civil investigative demand from any Governmental Authority; or

(ix)   has a pending Action concerning, or otherwise received any notice or other communication from any Governmental Authority or any Person threatening, investigating, or pursuing (A)-(G) above.

(h)                       Neither Strongbridge, nor any of its Subsidiaries, nor, to Strongbridge’s knowledge, any of their respective Collaboration Partners, have received or otherwise learned of any complaints, information, or adverse drug experience reports related to a Medicine that would reasonably have a Strongbridge Material Adverse Effect or that would reasonably prevent the receipt or maintenance of a Permit.

(i)                           Neither Strongbridge nor any of its Subsidiaries, nor, to Strongbridge’s knowledge, any of their respective Collaboration Partners are or has been a party to any corporate integrity agreement, deferred prosecution agreement, consent decree or settlement order with or imposed by any Governmental Authority or has had a civil monetary penalty assessed against it under Section 1128A of the U.S. Social Security Act of 1935, codified at Title 42, Chapter 7, of the United States Code and, to the knowledge of Strongbridge, no such Action is currently contemplated or pending.

(j)                          None of Strongbridge, any of its Subsidiaries, or, to the knowledge of Strongbridge, any of their respective agents or Collaboration Partners has failed to comply with any applicable security and privacy standards regarding protected health information under any Health Law, including the Health Insurance Portability and Accountability Act of 1996 (18 U.S.C. Section 3801 et. seq.), the General Data Protection Regulation (EU) 2016/679, or foreign equivalent in any other jurisdiction in which any Medicine is sold, except as would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect.

Section 3.14.                          Litigation.  There is no Action or suit (or any basis therefor) pending against, or, to the knowledge of Strongbridge, threatened against or affecting Strongbridge, any of its Subsidiaries, or to Strongbridge’s knowledge, any of their respective Collaboration Partners, any present or former officer, director or employee of Strongbridge or any of its Subsidiaries or any Person for whom Strongbridge or any of its Subsidiaries may be liable or any of their respective properties before (or, in the case of threatened actions, suits, investigations or proceedings, would be before) or by any Governmental Authority or arbitrator (except for any stockholder litigation arising after the date hereof that relates to this Agreement or the Transactions), that would reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect.

Section 3.15.                          Properties.  Except as would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect, Strongbridge and its Subsidiaries have good title to, or valid leasehold interests in, all property and assets reflected on the Strongbridge Balance Sheet or acquired or leased after the Strongbridge Balance Sheet Date, except as have been disposed of since the Strongbridge Balance Sheet Date in the ordinary course of business consistent with past practice.  Except as would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect, no such property or assets are subject to any Lien (other than Permitted Liens).

Section 3.16.                          Intellectual Property.

(a)                       Except as would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect, (A) Strongbridge or its Subsidiaries are the sole and exclusive owners of all Owned Intellectual Property Rights and hold all right, title and interest in and to all Owned Intellectual Property Rights and their rights under all Licensed Intellectual Property Rights, free and clear of all Liens (other than Permitted Liens) and (B) to the knowledge of Strongbridge, the Licensed Intellectual Property Rights and the Owned Intellectual Property Rights together constitute all of the Intellectual Property Rights necessary to, or used or held for use in, the conduct of the business of Strongbridge and its Subsidiaries as currently conducted and as proposed by Strongbridge or any of its Subsidiaries to be conducted in the Strongbridge SEC Documents.

(b)                       Except as would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect:

(i)             to the knowledge of Strongbridge, none of Strongbridge and its Subsidiaries has infringed, contributed to the infringement of, misappropriated or otherwise violated any Intellectual Property Right of any Person; and

(ii)          there is no Action pending against, or, to the knowledge of Strongbridge, threatened against or affecting, Strongbridge or any of its Subsidiaries (1) based upon, or challenging or seeking to deny or restrict, any right of Strongbridge or any of its Subsidiaries in any of the Owned Intellectual Property Rights and Licensed Intellectual Property Rights, (2) alleging that any of the Owned Intellectual Property Rights or Licensed Intellectual Property Rights is invalid or unenforceable, (3) alleging that the use of any of the Owned Intellectual Property Rights or Licensed Intellectual Property Rights or any services provided, processes used or products manufactured, used, imported, offered for sale or sold by Strongbridge or any of its Subsidiaries do or may conflict with, misappropriate, infringe, contribute to the infringement of, or otherwise violate any Intellectual Property Right of any Person or (4) otherwise alleging that Strongbridge or any of its Subsidiaries has infringed, contributed to the infringement of, misappropriated or otherwise violated any Intellectual Property Right of any Person.

(c)                        Except as would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect:

(i)             to the knowledge of Strongbridge, none of the Owned Intellectual Property Rights or Licensed Intellectual Property Rights, have been adjudged invalid or unenforceable in whole or part, or in the case of pending Patent applications included in the Owned Intellectual Property Rights or the Licensed Intellectual Property Rights, have been the subject of a final and non-appealable finding of unpatentability;

(ii)          all issued Patents, registered Trademarks and registered Copyrights included in the Owned Intellectual Property Rights and Licensed Intellectual Property

Rights (the “Registered IP”) are, to the knowledge of Strongbridge, valid, enforceable, in full force and effect and subsisting;

(iii)       Strongbridge and its Subsidiaries have taken commercially reasonable actions to ensure that all registration, maintenance and renewal fees applicable to the Registered IP that are currently due have been paid and all documents and certificates related to such items have been filed with the relevant Governmental Authority or other authorities in the applicable jurisdictions for the purposes of maintaining such items; and

(iv)      to the knowledge of Strongbridge, there is no relevant prior art revealed, disclosed or discovered after the issuance of a Patent within the Owned Intellectual Property Rights that was not cited during the prosecution of such Patent.

(d)                       Except as would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect, to the knowledge of Strongbridge, no Person has infringed, misappropriated or otherwise violated any Owned Intellectual Property Right or Licensed Intellectual Property Right.

(e)                        Except as would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect, (i) Strongbridge and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property Rights of Strongbridge or any of its Subsidiaries, the value of which to Strongbridge or any of its Subsidiaries is contingent upon maintaining the confidentiality thereof and (ii) to the knowledge of Strongbridge, no such Intellectual Property Rights have been disclosed other than to Persons who are bound by written confidentiality agreements that protect the confidentiality of such Intellectual Property Rights.

(f)                         Except as would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect, each current and former Service Provider involved in the development or creation of any Owned Intellectual Property Right has executed a written agreement with Strongbridge or one of its Subsidiaries expressly assigning to Strongbridge or any of its Subsidiaries all right, title and interest (including all Intellectual Property Rights) in any inventions and works of authorship, whether or not patentable, invented, created, developed, authored, conceived or reduced to practice in the scope of and during the term of such Service Provider’s employment or work for Strongbridge or one if its Subsidiaries.

(g)                        Except as would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect,

(i)             the IT Assets operate and perform in a manner that permits Strongbridge and its Subsidiaries to conduct their respective businesses as currently conducted;

(ii)          to the knowledge of Strongbridge, no Person has gained unauthorized access to the IT Assets; and

(iii)       Strongbridge and each of its Subsidiaries take commercially reasonable actions, consistent with current industry standards, to protect the confidentiality, integrity and security of the material IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption.

Section 3.17.                          Taxes.

(a)                       Except for failures which would not, individually or in the aggregate, reasonably be expected to have a Strongbridge Material Adverse Effect:

(i)             all Tax Returns required by Applicable Law to be filed with any Tax Authority by, or on behalf of, Strongbridge or any of its Subsidiaries have been filed when due in accordance with all Applicable Law;

(ii)          all such Tax Returns are, or shall be at the time of filing, true, correct and complete; and

(iii)       Strongbridge and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Tax Authority all Taxes due and payable, or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual for all Taxes through the end of the last period for which Strongbridge and its Subsidiaries ordinarily record items on their respective books.

(b)                       Except as would not, individually or in the aggregate, reasonably be expected to have a Strongbridge Material Adverse Effect, there is no audit or Action now pending or, to the knowledge of Strongbridge, threatened in writing against or with respect to Strongbridge or its Subsidiaries in respect of any Taxes, and no deficiency in respect of Taxes has been asserted in writing as a result of any audit, examination or Action by any Tax Authority that has not been paid, accrued for or been contested in good faith (with appropriate reserves established in accordance with GAAP) and in accordance with Applicable Law.

(c)                        During the two-year period ending on the date hereof, neither Strongbridge nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(d)                       Neither Strongbridge nor any of its Subsidiaries:

(i)             is, or has been, a party to any Tax Sharing Agreement (other than an agreement exclusively between or among Strongbridge and its Subsidiaries or among Strongbridge’s Subsidiaries) pursuant to which it will have any obligation to make any payments for Taxes after the Closing;

(ii)          has been a member of a group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which is or was Strongbridge or any of its Subsidiaries and which included only Strongbridge and/or any of its Subsidiaries); or

(iii)       has any liability for the payment of any Tax imposed on any Person (other than Strongbridge or any of its Subsidiaries) as a transferee or successor, except as would not, individually or in the aggregate, reasonably be expected to have a Strongbridge Material Adverse Effect.

(e)                        Except as would not, individually or in the aggregate, reasonably be expected to have a Strongbridge Material Adverse Effect, no jurisdiction in which neither Strongbridge nor any of its Subsidiaries files Tax Returns has made a claim in writing within the last three years, which has not been resolved, that Strongbridge or any of its Subsidiaries is or may be liable for Tax in that jurisdiction.

(f)                         Neither Strongbridge nor any of its Subsidiaries has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency, which waiver or extension is currently effective, other than in connection with an extension of time for filing a Tax Return.

(g)                        Except as would not, individually or in the aggregate, reasonably be expected to have a Strongbridge Material Adverse Effect, with respect to transactions between Strongbridge and its Subsidiaries, Strongbridge has prepared or caused to have been prepared sufficient documentation that the transfer prices for such transactions (i) comply with applicable law and (ii) satisfy the requirements necessary to mitigate potential penalties under Section 6662 of the Code and equivalent provisions of other applicable tax codes. Strongbridge has made available to Novo Nordisk all material written reports related to transfer pricing for such fiscal years.

(h)                       Strongbridge and each of its Subsidiaries that is or has been organized outside of the United States and classified as a passive foreign investment company, as defined in Section 1297 of the Code, has fully complied with all laws imposed on or with respect of each due to its classification as a passive foreign investment company.

(i)                           Except as would not, individually or in the aggregate, reasonably be expected to have a Strongbridge Material Adverse Effect, all transactions between Strongbridge and its Affiliates have been conducted on an arm’s length basis.

(j)                          All capital expenditure in respect of which capital allowances have been claimed under Section 291A of the Code have been properly claimed and meet the conditions under section 291A of the Code.  The Strongbridge Disclosure Letter sets out details of the basis on which capital allowances are claimed on an annual basis.

(k)                       Strongbridge and its Subsidiaries have complied with the requirements of Part 29 of the Code in respect of expenditure on research & development and have maintained adequate records to support any research & development tax credits claimed.

(l)                           Strongbridge and its Subsidiaries have not been involved in any transaction or series of transactions that gave rise to a reduction, avoidance, deferral or refund of Tax where the transaction or series of transactions was not undertaken or arranged primarily for purposes other than such reduction, deferral or refund.

(m)                   Strongbridge and its Subsidiaries have not made a mandatory disclosure to a Tax Authority in respect of a transaction or a proposed transaction which enables any person to obtain a Tax advantage and no circumstances exist which mean that Strongbridge or any of its Subsidiaries should have made such a disclosure but failed to do so.

(n)                       No transaction in respect of which any formal consent or clearance was required or sought from any Tax Authority has been entered into or carried out by Strongbridge or any of its Subsidiaries without such consent or clearance having first been properly obtained and all information supplied to any Tax Authority or other appropriate authority in connection with the obtaining of any such consent or clearance was fully and accurately disclosed.  Any transaction for which such consent or clearance was obtained has been carried out only in accordance with the terms of such consent or clearance and the application on which the consent or clearance was based and at a time when such consent or clearance was valid and effective and no facts or circumstances have arisen since any such consent or clearance was obtained which would cause the consent or clearance to become invalid or ineffective.

(o)                       No relief has been claimed by and /or given to Strongbridge or any of its Subsidiaries, or taken into account in determining or eliminating any provision for Tax or deferred Tax in the financial statements of Strongbridge or any of its Subsidiaries, which will be or is likely to be withdrawn, postponed, restricted or otherwise lost as a result of the transactions under this Agreement, and the execution and Closing of this Agreement will not result in any profit or gain being deemed to accrue to Strongbridge or any of its Subsidiaries for Tax purposes.

Section 3.18.                          Employee Benefit Plans.

(a)                       Section 3.18 of the Strongbridge Disclosure Letter contains a correct and complete list identifying each Strongbridge Plan.  For each Strongbridge Plan, Strongbridge has furnished to Novo Nordisk a copy of such plan (or a description, if such plan is not written) and all amendments thereto and, as applicable:

(i)             all trust agreements, insurance Contracts or other funding arrangements and amendments thereto;

(ii)          the current prospectus or summary plan description and all summaries of material modifications;

(iii)       the most recent favorable determination or opinion letter from the IRS;

(iv)      the annual returns/reports (Form 5500) and accompanying schedules and attachments thereto for the most recently completed plan year;

(v)         the most recently prepared actuarial report and financial statements;

(vi)      all material documents and correspondence relating thereto, received from or provided to any Governmental Authority during the past three years; and

(vii)   all current employee handbooks, manuals and policies.

(b)                       Neither Strongbridge nor any of its ERISA Affiliates (nor any predecessor of any such entity) sponsors, maintains, administers or contributes to (or has any obligation to contribute to), or has in the past six years sponsored, maintained, administered or contributed to (or had any obligation to contribute to), or has or is reasonably expected to have any direct or indirect liability with respect to, any plan subject to Title IV of ERISA, including any multiemployer plan, as defined in Section 3(37) of ERISA.

(c)                        Each Strongbridge Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS or has applied to the IRS for such a letter within the applicable remedial amendment period or such period has not expired and, to Strongbridge’s knowledge, no circumstances exist that would reasonably be expected to result in any such letter being revoked or not being issued or reissued or a penalty under the IRS Closing Agreement Program if discovered during an IRS audit or investigation.  Each trust created under any such Strongbridge Plan is exempt from Tax under Section 501(a) of the Code and has been so exempt since its creation.

(d)                       Neither the execution of this Agreement nor the consummation of the Transactions (either alone or together with any other event) will:

(i)             entitle any current or former Service Provider to any payment or benefit, including any bonus, retention, severance, retirement or job security payment or benefit;

(ii)          accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation under, any Strongbridge Plan;

(iii)       limit or restrict the right of Strongbridge or any of its Subsidiaries or, after the Closing, Novo Nordisk, to merge, amend or terminate any Strongbridge Plan;

(iv)      result in any “parachute payment” as defined in Section 280G(B)(2) of the Code; or

(v)         result in a requirement to pay any tax “gross-up” or similar “make-whole” payments to any Service Provider.

(e)                        Neither Strongbridge nor any of its Subsidiaries has any current or projected liability for, and no Strongbridge Plan provides or promises, any post-employment or post-retirement medical, dental, disability, hospitalization, life or similar benefits (whether insured or self-insured) to any current or former Service Provider (other than coverage mandated by Applicable Law, including COBRA).  There has been no amendment to, written interpretation or announcement (whether or not written) by Strongbridge or any of its Affiliates relating to, or change in employee participation or coverage under, a Strongbridge Plan which would, in each case, increase materially the expense of maintaining such Strongbridge Plan above the level of the expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

(f)                         There is no, and since January 1, 2016 has been no, material charge, grievance, complaint, claim or Action or audit pending against or involving or, to the knowledge of Strongbridge, threatened against or involving any Strongbridge Plan before any Governmental Authority.

(g)                        Each Strongbridge Plan subject to Code Section 409A has been operated in material compliance with Section 409A of the Code and applicable guidance thereunder.

Section 3.19.                          Labor Matters.

(a)                       Neither Strongbridge nor any of its Subsidiaries is a party to or is currently negotiating in connection with entering into, any Collective Bargaining Agreement or other Contract with a labor union.  The consent of, or the rendering of formal advice by, any labor or trade union, works council or other employee representative body is not required for Strongbridge to enter into this Agreement or to consummate any of the Transactions.

(b)                       Strongbridge and its Subsidiaries are, and have been since January 1, 2016, in compliance in all material respects with all Applicable Laws relating to labor and employment, including those relating to labor management relations, wages, hours, overtime, employee classification, discrimination, sexual harassment, civil rights, affirmative action, work authorization, immigration, safety and health, information privacy and security, workers compensation, continuation coverage under group health plans, wage payment and the payment and withholding of Taxes. Each current or former Service Provider who is or was classified as having the status of independent contractor or other nonemployee status for any purpose (including for purposes of taxation and tax reporting and under the Strongbridge Plans) is currently or was previously properly so classified. No Service Provider has a principal place of employment that is located outside of the United States.

(c)                        There is no, and since January 1, 2016 there has been no, charge, grievance, complaint, claim, Action or audit pending against or involving or, to the knowledge of Strongbridge, threatened against or involving, Strongbridge asserting that Strongbridge has committed any material unfair employment or labor practices, or other employment or labor related complaints, including, but not limited to, any relating to discrimination, harassment or sexual misconduct.

(d)                       Strongbridge and each of its Subsidiaries (i) is and since January 1, 2016 has been in compliance with WARN in all material respects and (ii) has no outstanding liabilities or other obligations thereunder.

Section 3.20.                          Environmental Matters.

(a)                       Except as would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect:

(i)             no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no Action or review (or any basis therefor) is pending or, to the knowledge of Strongbridge, is threatened by any Governmental Authority or other Person relating to Strongbridge or any of its Subsidiaries and relating to or arising out of any Environmental Law;

(ii)          Strongbridge and its Subsidiaries are and have been in compliance with all Environmental Laws and all Environmental Permits; and

(iii)       there are no liabilities or obligations of Strongbridge or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, relating to any Environmental Law or any Hazardous Substance and there is, to the knowledge of Strongbridge, no condition, situation or set of circumstances that could reasonably be expected to result in or be the basis for any such liability or obligation.

(b)                        There has been no written environmental investigation, study, audit, test, review or other analysis conducted of which Strongbridge has knowledge in relation to the current or prior business of Strongbridge or any of its Subsidiaries or any property or facility now or previously owned or leased by Strongbridge or any of its Subsidiaries that has not been delivered to Novo Nordisk at least five Business Days prior to the date hereof, except for any written investigation, study, audit, test, review or analysis describing matters that would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect.

(c)                         For purposes of this Section 3.20 the terms “Strongbridge” and “Subsidiaries” shall include any entity that is, in whole or in part, a predecessor of Strongbridge or any of its Subsidiaries.

Section 3.21.                          Material Contracts.

(a)                        Set forth on the corresponding subsection of Section 3.21 of the Strongbridge Disclosure Letter is a list of the Material Contracts of the type described in clauses (vii), (xvi), (xvii) and (xx) of the definition thereof.  Strongbridge has prior to the date of this Agreement made available to Novo Nordisk a true and complete copy of each Material Contract (including all material amendments, modifications, extensions and renewals thereto and waivers thereunder).

(b)                        Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect:

(i)             each Material Contract is valid, binding and in full force and effect and, to Strongbridge’s knowledge, enforceable against the other party or parties thereto in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity)); and

(ii)          neither Strongbridge nor any of its Subsidiaries, nor, to Strongbridge’s knowledge, any other party to a Material Contract, has breached or violated any material provision of, or taken or failed to take any action which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Material Contract, and neither Strongbridge nor any of its Subsidiaries has received written notice that is has materially breached, materially violated or defaulted under any Material Contract.

Section 3.22.                          Insurance.

(a)                        Strongbridge has delivered or otherwise made available to Novo Nordisk a copy of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of Strongbridge and its Subsidiaries as of the date hereof.

(b)                        Except as would not reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect:

(i)             all such insurance policies are in full force and effect and all premiums thereon have been timely paid or, if not yet due, accrued;

(ii)          there is no claim pending under Strongbridge’s or any of its Subsidiaries’ insurance policies or fidelity bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds;

(iii)       Strongbridge and its Subsidiaries are in compliance with the terms of such policies and bonds; and

(iv)      Strongbridge has no knowledge as of the date of this Agreement of any threatened termination of, or material premium increase with respect to, any of such policies or bonds.

Section 3.23.                          Finders’ Fees.  Except for MTS Health Partners, L.P., a copy of whose engagement agreement has been provided to Novo Nordisk, there is no investment banker, broker, finder or other similar intermediary that has been retained by or is authorized to act on behalf of Strongbridge or any of its Subsidiaries who might be entitled to any fee or commission from Strongbridge or any of its Affiliates in connection with the Transactions.  Prior to the date hereof, Strongbridge has provided to Novo Nordisk correct and complete copies of all agreements under which any fees and commissions are paid to MTS Health Partners, L.P. and all indemnification and other agreements related to the engagement of MTS Health Partners, L.P.

Section 3.24.                          Antitakeover Statutes.  Strongbridge has no “rights plan,” “rights agreement,” or “poison pill” in effect.

Section 3.25.                          No Other Representations or Warranties.  Except in the case of Fraud, Strongbridge acknowledges and agrees that: (a) the only representations, warranties, covenants and agreements made by Novo Nordisk or any of its Affiliates or Representatives or any other Person are the representations, warranties, covenants and agreements made in this Agreement; and (b) neither Novo Nordisk nor any other Person has made any representation or warranty, whether express or implied, as to the accuracy or completeness of any information regarding Novo Nordisk furnished or made available to Strongbridge and its Representatives except as expressly set forth in this Agreement.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES RELATING TO NOVO NORDISK

Except as disclosed in the reports and other documents filed with or furnished to the SEC by Novo Nordisk on or following January 1, 2018 and at least five Business Days prior to the date hereof, Novo Nordisk represents and warrants to Strongbridge that:

Section 4.01.                          Corporate Existence and Power.  Novo Nordisk is a legal entity duly incorporated, validly existing and in good standing, if applicable, under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Novo Nordisk Material Adverse Effect.

Section 4.02.                          Corporate Authorization.  Novo Nordisk has all requisite corporate power and authority to enter into this Agreement and to consummate the Transactions.  The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized by the Novo Nordisk Board and no other corporate proceedings on the part of Novo Nordisk are necessary to authorize the consummation of the Transactions.  This Agreement has been duly and validly executed and delivered by Novo Nordisk and, assuming this Agreement constitutes the valid and binding agreement of Strongbridge, constitutes the valid and binding agreement of Novo Nordisk, enforceable against Novo Nordisk in accordance with its terms.

Section 4.03.                          Governmental Authorization.  The execution, delivery and performance by Novo Nordisk of this Agreement and the consummation by Novo Nordisk of the Transactions require no action by or in respect of, or filing with, any Governmental Authority other than: (a) compliance with the applicable provisions of the Act; (b) compliance with any applicable requirements of the HSR Act and any other Competition Laws; (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities laws; (d) compliance with any applicable requirements of Nasdaq Copenhagen, NYSE or any other national securities or stock exchange on which securities of Novo Nordisk or any of its Affiliates are listed or any other applicable listing authority; and (e) any actions, authorizations, consents, approvals or filings, the absence of which would not reasonably be expected to have, individually or in the aggregate, a Novo Nordisk Material Adverse Effect.

Section 4.04.                          Non-contravention.  The execution, delivery and performance by Novo Nordisk of this Agreement and the consummation by Novo Nordisk of the Transactions do not and will not: (a) contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of Novo Nordisk; (b) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with, or result in a violation or breach of any provision of any Applicable Law; (c) assuming compliance with the matters referred to in Section 4.03, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Novo Nordisk or any of its Subsidiaries is entitled under any provision of any Contract or other instrument binding upon Novo Nordisk or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Novo Nordisk and its Subsidiaries; or (d) result in the creation or imposition of any Lien on any asset of Novo Nordisk or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (b) through (d) of this Section 4.04, as would not reasonably be expected to have, individually or in the aggregate, a Novo Nordisk Material Adverse Effect.

Section 4.05.                          Novo Nordisk Shareholder Approval.  No approval of the shareholders of Novo Nordisk is required to consummate the Transactions.

Section 4.06.                          Finders’ Fees.  Except for Evercore Partners International LLP, whose fees will be paid by Novo Nordisk, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Novo Nordisk who might be entitled to any fee or commission in connection with the Transactions.

Section 4.07.                          Financing.  Novo Nordisk has, or will have, at the Closing, sufficient funds to pay the Purchase Price contemplated by this Agreement and to perform the obligations of Novo Nordisk contemplated by this Agreement.

Section 4.08.                          Legal Proceedings.  As of the date hereof, there is no pending or, to the knowledge of Novo Nordisk, threatened, Action against Novo Nordisk or any of its Subsidiaries, nor is there any injunction, order, judgment, ruling or decree imposed upon Novo Nordisk or any of its Subsidiaries, in each case, by or before any Governmental Authority, that would, individually or in the aggregate, reasonably be expected to have a Novo Nordisk Material Adverse Effect.

Section 4.09.                          Ownership of Strongbridge Ordinary Share Capital.  Neither Novo Nordisk, nor any of its Affiliates beneficially owns (as defined in Rule 13d-3 of the Exchange Act) any Strongbridge Shares.

Section 4.10.                          Purchase for Investment.  Novo Nordisk is purchasing the Purchased Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.  Novo Nordisk (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Shares and is capable of bearing the economic risks of such investment.

Section 4.11.                          Accredited Investor Status.  Novo Nordisk is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act.

Section 4.12.                          Reliance on Exemptions.  Novo Nordisk understands that the Purchased Shares are being offered and sold to Novo Nordisk in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Strongbridge is relying upon the truth and accuracy of, and Novo Nordisk’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Novo Nordisk set forth herein in order to determine the availability of such exemptions and the eligibility of Novo Nordisk to acquire the Purchased Shares.

Section 4.13.                          Investment Period.  Novo Nordisk is a long-term investor who generally holds its investments for a meaningful investment period. Accordingly, as of the date of this Agreement, Novo Nordisk does not intend to sell any securities acquired hereunder prior to the date that is 180 days after the Closing Date.

Section 4.14.                          No Other Representations or Warranties.  Except in the case of Fraud, Novo Nordisk acknowledges and agrees that (i) the only representations, warranties, covenants and agreements made by Strongbridge or any of its Affiliates or Representatives or any other Person are the representations, warranties, covenants and agreements made in this Agreement, (ii) neither Strongbridge nor any other Person has made any representation or warranty, whether express or implied, as to the accuracy or completeness of any information regarding Strongbridge or any of its Subsidiaries furnished or made available to Novo Nordisk and its Representatives except as expressly set forth in this Agreement (which includes the Strongbridge Disclosure Letter) and (iii) Novo Nordisk and its Representatives and Affiliates are not acting (including, as applicable, entering into or consummating this Agreement or the Transactions) in reliance on any representation or warranty made by Strongbridge or any of its Affiliates or Representatives or any other Person, whether express or implied, except as expressly set forth in Article 3 of this Agreement (including the corresponding sections of the Strongbridge Disclosure Letter).

ARTICLE 5
COVENANTS

Section 5.01.                          Conduct of Strongbridge.  From the date hereof until the Closing, except (i) as expressly contemplated or permitted by this Agreement, (ii) as set forth in Section 5.01 of the Strongbridge Disclosure Letter, (iii) as required by contractual obligations in existence on the date hereof pursuant to Contracts made available to Novo Nordisk prior to the date hereof, (iv) as required by Applicable Law or (v) with the prior written consent of Novo Nordisk (such consent not to be unreasonably withheld, conditioned or delayed), Strongbridge shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice.

Section 5.02.                          Efforts to Consummate.

(a)                        Subject to the terms and conditions herein provided, each of Novo Nordisk and Strongbridge shall use their respective reasonable best efforts to reasonably promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and Applicable Laws to consummate and make effective as reasonably promptly as practicable after the date hereof, and in any event no later than the End Date, the Transactions, including (i) preparing as reasonably promptly as practicable all necessary applications, notices, petitions, filings, ruling requests and other documents and to obtain as reasonably promptly as practicable all consents, approvals, clearances, waivers or orders necessary or advisable to be obtained from any Governmental Authority in order to consummate the Transactions (collectively, the “Governmental Approvals”) and (ii) as reasonably promptly as practicable taking all steps as may be necessary to obtain all such Governmental Approvals.  In furtherance and not in limitation of the foregoing, each Party agrees to (A) make an appropriate and complete filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions within ten (10) Business Days following the date of this Agreement, (B) make all other required filings pursuant to any other Regulatory Laws with respect to the Transactions as reasonably promptly as practicable, and (C) not extend any waiting period under the HSR Act or enter into any agreement with the Federal Trade Commission (the “FTC”) or the United States Department of Justice (the “DOJ”) or any other Governmental Authority not to consummate the Transactions, except with the prior written consent of the other Parties hereto.  Each of Novo Nordisk and Strongbridge shall supply as reasonably promptly as practicable any additional information or documentation that may be requested pursuant to the HSR Act or any other Regulatory Law and use its reasonable best efforts to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other Regulatory Law as soon as possible and in any event no later than the End Date.

(b)                        Each of Novo Nordisk and Strongbridge shall, in connection with the actions referenced in Section 5.02(a) above to obtain all Governmental Approvals under the HSR Act or any other Regulatory Laws, (i) cooperate in all respects with each other in connection with any communication, filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other Party and/or its counsel informed of any communication received by such Party from, or given by such Party to, the FTC, the DOJ or any other Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions; (iii) consult with each other in advance of any meeting or conference with the FTC, the DOJ or any other Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FTC, the DOJ or such other Governmental Authority or other Person, give the other Party and/or its counsel the opportunity to attend and participate in such meetings and conferences; and (iv) permit the other Party and/or its counsel to review in advance any submission, filing or communication (and documents submitted therewith) intended to be given by it to the FTC, the DOJ or any other Governmental Authority; provided that such materials may be redacted to remove references concerning the valuation of the businesses of Strongbridge and Strongbridge Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, Novo Nordisk shall, on behalf of the Parties, control and lead all communications and strategy related to all Governmental Approvals, in each case after consulting and cooperating with and considering in good faith the views of Strongbridge. Novo Nordisk and Strongbridge may, as each deems advisable and necessary, reasonably designate any competitively sensitive material to be provided to the other under this Section 5.02(b) as “Antitrust Counsel Only Material”.  Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Novo Nordisk or Strongbridge, as the case may be) or its legal counsel.

(c)                         Notwithstanding anything to the contrary contained herein, the parties hereto understand and agree that the reasonable best efforts of any party hereto shall not be deemed to include: (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such businesses, product lines or assets of Novo Nordisk, Strongbridge and their respective Affiliates or (y) otherwise taking or committing to take actions that after the Closing would limit Novo Nordisk’s and/or its Affiliates’ (including Strongbridge and Strongbridge’s Subsidiaries’) freedom of action with respect to, or its or their ability to operate and/or retain, one or more of the businesses, product lines or assets of Novo Nordisk, Strongbridge and/or their respective Affiliates.

Section 5.03.                          Transaction Challenges.

(a)                        From and after the date hereof, Strongbridge shall promptly advise Novo Nordisk in writing of any actions, suits or proceedings (including derivative or share shareholder claims) commenced or, to the knowledge of Strongbridge, threatened in writing against Strongbridge and/or its directors or officers relating to the Transactions or this Agreement. Strongbridge shall consult with Novo Nordisk in Strongbridge’s defense or settlement of any such actions, suits or proceedings (other than any litigation or settlement between Strongbridge or any of its Affiliates and Novo Nordisk or any of its respective Affiliates) against Strongbridge or its directors or officers, and any actual or threatened complaints or challenges that may be brought in any other court in connection with the Transactions or this Agreement and shall give due consideration to Novo Nordisk’s views with respect thereto. Strongbridge shall not agree to any settlement of any such action, suit or proceeding (including derivative or share shareholder claims) without Novo Nordisk’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(b)                        From and after the date hereof, Novo Nordisk shall promptly advise Strongbridge in writing of any actions, suits or proceedings (including derivative or share shareholder claims) commenced or, to the knowledge of the Novo Nordisk, threatened in writing against Novo Nordisk and/or its directors or officers relating to the Transactions or this Agreement. Novo Nordisk shall consult with Strongbridge in Novo Nordisk’s defense or settlement of any such actions, suits or proceedings (other than any litigation or settlement between Novo Nordisk or any of its Affiliates and Strongbridge or any of its respective Affiliates) against Novo Nordisk or its directors or officers, and any actual or threatened complaints or challenges that may be brought any other in connection with the Transactions or this Agreement and shall give due consideration to Strongbridge’s views with respect thereto. Novo Nordisk shall not agree to any settlement of any such action, suit or proceeding (including derivative or share shareholder claims) without Strongbridge’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 5.04.                          Notification of Certain Matters.  Novo Nordisk and Strongbridge shall each give prompt notice to the other Party if any of the following occur after the date of this Agreement: (i) receipt of any written notice to the receiving Party from any Third Party alleging that the consent or approval of such Third Party is or may be required in connection with the Transactions and such consent could (in the good faith determination of such Party) reasonably be expected to (A) prevent or materially delay the consummation of the Transactions or (B) be material to Novo Nordisk or Strongbridge; (ii) receipt of any notice or other communication from any Governmental Authority in connection with the Transactions; or (iii) the occurrence of an event which would or would be reasonably likely to (A) prevent or materially delay the Transactions or (B) result in the failure of any terms and conditions of this Agreement, including the Conditions, to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.04 shall not limit or otherwise affect the remedies of Strongbridge or Novo Nordisk available hereunder and no information delivered pursuant to this Section 5.04 shall update any section of the Strongbridge Disclosure Letter or shall affect the representations or warranties of the Parties hereunder.

Section 5.05.                          Legend.

(a)                        Novo Nordisk agrees that all certificates or other instruments, if any, representing the Purchased Shares subject to this Agreement will bear a legend and with respect to Purchased Shares held in book-entry form, the applicable transfer agent will record a legend on the share register substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(b)                        Upon request of Novo Nordisk, upon receipt by Strongbridge of an opinion of counsel reasonably satisfactory to Strongbridge to the effect that such legend is no longer required under the Securities Act and applicable state laws, Strongbridge shall promptly cause such legend to be removed from any certificate for any securities to be transferred in accordance with the terms of this Agreement, including by providing any opinion of counsel to Strongbridge that may be required by the transfer agent to effect such removal.

Section 5.06.                          Exchange Listing.  Strongbridge shall promptly cause the Purchased Shares to be issued pursuant to this Agreement to be approved for listing on Nasdaq, including by submitting supplemental listing materials with the Nasdaq.

Section 5.07.                          Public Announcements.  Subject to the requirements of Applicable Law, a court order, the Securities Act, the Exchange Act, the SEC, Nasdaq, Nasdaq Copenhagen, NYSE or any Governmental Authority, the Parties shall consult together as to the terms of, the timing of and the manner of publication of any formal public announcement which either Party may make primarily regarding the Transactions or this Agreement. Novo Nordisk and Strongbridge shall give each other a reasonable opportunity to review and comment upon any such public announcement and shall not issue any such public announcement prior to such consultation, except as may be required by Applicable Law, a court order, the Securities Act, the Exchange Act, the SEC, Nasdaq, Nasdaq Copenhagen, NYSE or any Governmental Authority. The Parties agree that the initial press release to be issued with respect to the Transactions shall be in the form attached as an exhibit to Strongbridge’s Current Report on Form 8-K and Novo Nordisk’s Current Report on Form 6-K to announce the Transactions and the entry into the Macrilen Acquisition Agreement, or as otherwise agreed by the Parties.

ARTICLE 6
CONDITIONS TO CLOSING

Section 6.01.                          Conditions to Obligations of Novo Nordisk and Strongbridge.  The obligations of Novo Nordisk and Strongbridge to consummate the Closing are subject to the satisfaction (or, to the extent permitted under Applicable Law, waiver in writing by each of Novo Nordisk and Strongbridge) of the following conditions:

(a)                        Any applicable waiting period under the HSR Act relating to the Transactions shall have expired or been terminated.

(b)                        No provision of any Applicable Law shall restrain, enjoin or otherwise prohibit the consummation of the Closing (“Legal Restraint”).

(c)                         All conditions to closing under the Macrilen Acquisition Agreement shall have been satisfied or, to the extent permitted under Applicable Law, waived in writing by the party or parties entitled to the benefit of such conditions, and the parties to the Macrilen Acquisition Agreement shall have indicated to the parties to this Agreement that they are prepared to close under the Macrilen Acquisition Agreement, which closing shall take place simultaneously with the Closing hereunder.

Section 6.02.                          Conditions to Obligation of Novo Nordisk.  The obligation of Novo Nordisk to consummate the Closing are subject to the satisfaction (or, to the extent permitted under Applicable Law, waiver in writing by Novo Nordisk) of the following further conditions:

(a)                        (a) the representations and warranties of Strongbridge set forth in Section 3.02 (corporate authorization), Section 3.06(a) (authorized capital of Strongbridge), Section 3.06(b) (issued share capital of Strongbridge), and Section 3.06(c) to Section 3.06(g) (inclusive) (shares validly issued, no other voting or convertible securities of Strongbridge, no shares of Strongbridge owned by subsidiaries) (to the extent relating to shares in the capital of Strongbridge), shall be true and correct in all respects (except for de minimis inaccuracies) at and as of the date hereof and at and as of the Closing as though made at and as of the Closing; (b) the representations and warranties of Strongbridge set forth in Section 3.23 (finders fees) shall be true and correct (without giving effect to any qualification set forth therein as to “materiality,” “Material Adverse Effect,” or other qualifications based on the word “material” or similar phrases) in all material respects, and (c) each of the other representations and warranties of Strongbridge set forth in Article 3 shall be true and correct (without giving effect to any qualification set forth therein as to “materiality,” “Material Adverse Effect,” or other qualifications based on the word “material” or similar phrases) at and as of the date hereof and at and as of the Closing Date as though made at and as of the Closing, except for such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to have a Strongbridge Material Adverse Effect; provided that with respect to sub-clauses (a) through (c) hereof, the representations and warranties that expressly by their terms relate to a particular date or period shall be true and correct (in the manner set forth in sub-clauses (a) through (c), as applicable), only with respect to such date or period.

(b)                        Strongbridge shall have performed in all material respects all of its respective obligations hereunder required to be performed by it prior to the Closing.

(c)                         Since the date hereof, there has not been any event, development, occurrence, state of facts or change that has had, or would reasonably be expected to have, individually or in the aggregate, a Strongbridge Material Adverse Effect.

(d)                        Novo Nordisk shall have received a certificate duly executed by an executive officer of Strongbridge certifying as to the satisfaction of the conditions set forth in Sections 6.02(a) and 6.02(b).

(e)                         The Purchased Shares shall have been approved for listing on the NASDAQ, subject to official notice of the issuance.

(f)                          Strongbridge shall have delivered to Novo Nordisk a duly executed counterpart to the Registration Rights Agreement.

Section 6.03.                          Conditions to Obligation of Strongbridge.  The obligation of Strongbridge to consummate the Closing is subject to the satisfaction (or, to the extent permitted under Applicable Law, waiver in writing by Strongbridge) of the following further conditions:

(a)                        The representations and warranties of Novo Nordisk contained in this Agreement shall be true and correct at and as of the date hereof and at and as of the Closing Date as if made at and as of such date, except for such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to have a Novo Nordisk Material Adverse Effect.

(b)                        Novo Nordisk shall have performed in all material respects all of its obligations hereunder required to be performed by it prior to the Closing.

(c)                         Strongbridge shall have received a certificate duly executed by an authorized officer of Novo Nordisk certifying as to the satisfaction of the conditions set forth in Sections 6.03(a) and 6.03(b).

(d)                        Novo Nordisk shall have delivered to Strongbridge a duly executed counterpart to the Registration Rights Agreement.

ARTICLE 7
SURVIVAL; INDEMNIFICATION

Section 7.01.                          Survival.  The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the 18 month anniversary of the Closing Date; provided that the representations and warranties in Section 3.01 (corporate existence and power), Section 3.02 (corporate authorization), Section 3.06 (capitalization), Section 3.17 (Taxes) and Section 3.23 (finders fees) (such Sections, collective, the “Strongbridge Fundamental Representations”) and Section 4.01 (corporate existence and power), Section 4.02 (corporate authorization) and Section 4.06 (finders’ fees) (such Sections, collectively, the “Novo Nordisk Fundamental Representations”) shall survive indefinitely or until the latest date permitted by law.  The covenants and agreements of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing indefinitely or for the shorter period explicitly specified therein, except that for such covenants and agreements that survive for such shorter period, breaches thereof shall survive indefinitely or until the latest date permitted by law.  Notwithstanding the preceding sentences, any breach of representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentences, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given as provided in this Article 7 to the party against whom such indemnity may be sought prior to such time.

Section 7.02.                          Indemnification of Novo Nordisk Indemnified Parties.  (a) Effective at and after the Closing, Strongbridge hereby indemnifies Novo Nordisk and its Affiliates and their respective officers, directors, managers, employees, agents, successors and assignees (collectively, the “Novo Nordisk Indemnified Parties”) against, and agrees to hold each of them harmless from, any and all Damages (whether involving a Third-Party Claim or a claim solely between the parties hereto) incurred or suffered by the Novo Nordisk Indemnified Parties (regardless of whether such Damages arise as a result of the negligence, strict liability or any other liability under any theory of law or equity of any Novo Nordisk Indemnified Party) arising out of or resulting from:

(i)             any inaccuracy, misrepresentation or breach of any representation or warranty of Strongbridge in this Agreement or in any certificate or other writing delivered pursuant hereto (determined without regard to any qualification or exception contained therein relating to materiality or Material Adverse Effect or any similar qualification or standard) (“Strongbridge Warranty Breach”); and

(ii)          any breach of any covenant or agreement of Strongbridge in this Agreement (or any breach of any covenant or agreement of any member of the Strongbridge Group in this Agreement prior to the Closing);

provided that Strongbridge shall not be liable for any Strongbridge Warranty Breach (other than in respect of a breach of any Strongbridge Fundamental Representation) unless the aggregate amount of Damages with respect to all such Strongbridge Warranty Breaches exceeds US$375,000, and Strongbridge’s maximum liability with respect to all such Strongbridge Warranty Breaches shall not exceed US$3,750,000.

(b)                        For the avoidance of doubt, any amount paid by Strongbridge to a Novo Nordisk Indemnified Party under Section 7.02(a) shall be grossed up to take into account the amount of such payment indirectly borne by Novo Nordisk by reason of Novo Nordisk’s ownership in the Company.

Section 7.03.                          Indemnification of Strongbridge Indemnified Parties.  (a) Effective at and after the Closing, Novo Nordisk hereby indemnifies Strongbridge and its Affiliates and their respective officers, directors, managers, employees, agents, successors and assignees (collectively, the “Strongbridge Indemnified Parties”) against, and agrees to hold each of them harmless from, any and all Damages (whether involving a Third-Party Claim or a claim solely between the parties hereto) incurred or suffered by the Strongbridge Indemnified Parties (regardless of whether such Damages arise as a result of the negligence, strict liability or any other liability under any theory of law or equity of any Strongbridge Indemnified Party) arising out of or resulting from:

(i)             any inaccuracy, misrepresentation or breach of any representation or warranty of Novo Nordisk in this Agreement or in any certificate or other writing delivered pursuant hereto (determined without regard to any qualification or exception contained therein relating to materiality or Material Adverse Effect or any similar qualification or standard) (“Novo Nordisk Warranty Breach”); and

(ii)          any breach of any covenant or agreement of the Novo Nordisk in this Agreement (or any breach of any covenant or agreement of Novo Nordisk or any of its Subsidiaries in this Agreement prior to the Closing);

provided that Novo Nordisk shall not be liable for any Novo Nordisk Warranty Breach (other than in respect of a breach of any Novo Nordisk Fundamental Representation) unless the aggregate amount of Damages with respect to all such Novo Nordisk Warranty Breaches exceeds US$375,000, and Novo Nordisk’s maximum liability with respect to all such Novo Nordisk Warranty Breaches shall not exceed US$3,750,000.

Section 7.04.                          Third-Party Claim Procedures.

(a)                        The party seeking indemnification under Section 7.02 or Section 7.03 (the “Indemnified Party”) agrees to give prompt notice in writing to the party against whom indemnity is to be sought (the “Indemnifying Party”) of the assertion of any claim or the commencement of any Action by any third party (“Third-Party Claim”) in respect of which indemnity may be sought thereunder.  Such notice shall set forth in reasonable detail such Third-Party Claim and the basis for indemnification (taking into account the information then available to the Indemnified Party).  The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have materially and adversely prejudiced the Indemnifying Party.

(b)                        The Indemnifying Party shall be entitled to participate in the defense of any Third-Party Claim and, subject to the limitations set forth in this Section 7.04, shall be entitled to control and appoint lead counsel reasonably acceptable to the Indemnified Party for such defense, in each case at its own expense; provided that prior to assuming control of such defense, the Indemnifying Party must (i) acknowledge that, based on the facts set forth in the notice required by Section 7.04(a), it would have an indemnity obligation for the Damages resulting from such Third-Party Claim as provided under this Article 7 and (ii) furnish the Indemnified Party with reasonably satisfactory evidence that the Indemnifying Party has adequate resources to defend the Third-Party Claim and fulfill its indemnity obligations hereunder.

(c)                         The Indemnifying Party shall not be entitled to assume or maintain control of the defense of any Third-Party Claim if (i) the Indemnifying Party does not deliver the acknowledgment and evidence referred to in Section 7.04(b) within 30 days of receipt of notice of the Third-Party Claim pursuant to Section 7.04(a), (ii) the Third-Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (iii) the Third-Party Claim seeks an injunction or equitable relief against the Indemnified Party or any of its Affiliates, (iv) the Third-Party Claim relates to or otherwise involves a claim by a Governmental Authority or a customer of Strongbridge, (v) the Indemnifying Party has failed or is failing to prosecute or defend the Third-Party Claim vigorously or (vi) in the case of a Novo Nordisk Indemnified Party, the amount of the Third-Party Claim, if determined in accordance with the claimant’s demands, would reasonably be expected to result in any Damages, together with all other unresolved claims for indemnification by the Novo Nordisk Indemnified Parties, that would not be available for recovery under this Article 7.

(d)                        If the Indemnifying Party shall assume the control of the defense of any Third-Party Claim in accordance with the provisions of this Section 7.04, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party before entering into any settlement of such Third-Party Claim; provided that consent of the Indemnified Party shall not be required for any such settlement if (i) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and (ii) such settlement includes an unconditional release of the Novo Nordisk Indemnified Parties or the Strongbridge Indemnified Parties, as the case may be, from all liability on claims that are the subject matter of such Third-Party Claim and does not include any statement as to or any admission of fault, culpability or failure to act by or on behalf of the Novo Nordisk Indemnified Parties or the Strongbridge Indemnified Parties, as the case may be.  An Indemnified Party may not settle any Third-Party Claim for which it is seeking indemnification hereunder without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided that the Indemnified Party may admit liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the Indemnifying Party’s prior written consent so long as the Indemnified Party releases, to the reasonable satisfaction of the Indemnifying Party, any claims to indemnification with respect to such Third-Party Claim pursuant to this Article 7.

(e)                         In circumstances where the Indemnifying Party is controlling the defense of a Third-Party Claim in accordance with the foregoing, the Indemnified Party shall be entitled to participate in the defense of any Third-Party Claim and to employ separate counsel of its choice for such purpose, in which case the fees and expenses of such separate counsel shall be borne by the Indemnified Party; provided that in such event the Indemnifying Party shall pay the fees and expenses of such separate counsel (i) to the extent incurred by the Indemnified Party prior to the date that the Indemnifying Party assumes control of the defense of the Third-Party Claim or (ii) if the Indemnified Party is advised by counsel that (A) there is a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such claim or (B) there may be one or more defenses or claims available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party and that could be materially adverse to the Indemnifying Party.  In the case of the foregoing clause (ii), the Indemnifying Party shall keep the Indemnified Party reasonably informed with respect to such Third-Party Claim and cooperate with the Indemnified Party in connection therewith.

(f)                          Each party shall cooperate, and cause its Affiliates to cooperate, in the defense or prosecution of any Third-Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

Section 7.05.                          Direct Claim Procedures.  In the event an Indemnified Party has a claim for indemnity under Section 7.02 or Section 7.03 against an Indemnifying Party that does not involve a Third-Party Claim, the Indemnified Party agrees to give prompt notice in writing of such claim to the Indemnifying Party.  Such notice shall set forth in reasonable detail such claim and the basis for indemnification (taking into account the information then available to the Indemnified Party).  The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have materially and adversely prejudiced the Indemnifying Party.  If the Indemnifying Party does not notify the Indemnified Party in writing within 30 days following the receipt of a notice with respect to any such claim that the Indemnifying Party disputes its indemnity obligation to the Indemnified Party for any Damages with respect to such claim, such Damages shall be conclusively deemed a liability of the Indemnifying Party and the Indemnified Party shall be entitled to prompt payment of all Damages arising out of such claim in accordance with this Article 7.  If the Indemnifying Party has timely disputed its indemnity obligation for any Damages with respect to such claim, the parties shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of jurisdiction determined pursuant to Section 9.07.

Section 7.06.                          Exclusive Remedy.  The indemnification provisions contained in this Article 7 shall be the exclusive remedy for any breach of the representations, warranties, covenants and agreements set forth in this Agreement or any other matter arising pursuant to this Agreement or the transactions contemplated hereby, except claims based upon Fraud.

Section 7.07.                          Purchase Price Adjustment.  Any amount paid by Strongbridge or Novo Nordisk under this Article 7 shall be treated as an adjustment to the Purchase Price.

ARTICLE 8
TERMINATION

Section 8.01.                          Grounds for Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)                        by mutual written agreement of Strongbridge and Novo Nordisk; or

(b)                        by either Strongbridge or Novo Nordisk, if:

(i)             the Closing has not occurred on or before May 1, 2019 (the “End Date”); provided that the right to terminate this Agreement pursuant to this Section 8.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement has been a principal cause of, or resulted in, the failure of the Closing to be consummated by such date;

(ii)          any Legal Restraint shall be in effect and shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this

Section 8.01(b)(ii) shall not be available to any party whose breach of any provision of this Agreement has been a principal cause of, or resulted in, such Legal Restraint being or remaining in effect; or

(iii)       the Macrilen Acquisition Agreement has been terminated in accordance with its terms.

The party desiring to terminate this Agreement pursuant to this Section 8.01 (other than pursuant to Section 8.01(a)) shall give written notice of such termination to the other parties in accordance with Section 9.01.

Section 8.02.                          Effect of Termination.  If this Agreement is terminated as permitted by Section 8.01, such termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement; provided that the termination of this Agreement shall not relieve or release any Person from any liability arising out of its willful breach of this Agreement or any Fraud.  The provisions of this Section 8.02 and Sections 9.01, 9.04, 9.06, 9.07 and 9.08 shall survive any termination hereof pursuant to Section 8.01.

ARTICLE 9
MISCELLANEOUS

Section 9.01.                          Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“email”) transmission, so long as a receipt of such email is requested and received) and shall be given, if to Novo Nordisk, to:

Novo Nordisk A/S
Novo Alle
2880 Bagsvaerd, Denmark
Attention: Chief Financial Officer and General Counsel

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: William H. Aaronson

Email: william.aaronson@davispolk.com

if to Strongbridge, to:

Strongbridge Biopharma plc
900 Northbrook Drive
Suite 200

Trevose, PA 19053
Attention: Stephen J. Long
Email: s.long@strongbridgebio.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street

Boston, MA 02116

Attention:  Graham Robinson

Email:            graham.robinson@skadden.com

or such other address, facsimile number or email address as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 9.02.                          SEC Documents.  The Parties agree that any information contained in any reports and other documents filed with or furnished to the SEC by Strongbridge or Novo Nordisk on or following January 1, 2018 and at least five Business Days prior to the date hereof shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) Strongbridge’s or Novo Nordisk’s, as applicable, representations and warranties if the relevance of that information as an exception to (or a disclosure for purposes of) the representations and warranties set forth in this Agreement would be reasonably apparent to a reasonable person engaged in the business of Strongbridge, Novo Nordisk and their respective Subsidiaries who has read that information concurrently with such representations and warranties, without any independent knowledge on the part of the reader regarding the matter(s) so disclosed; provided that in no event shall any information contained in any part of any documents filed with the SEC under the headings “Safe Harbor Statement” or “Risk Factors”, or any similar section, or that is predictive, cautionary or forward-looking in nature, be deemed to be an exception to (or, as applicable, a disclosure for purposes of) any representations and warranties of Strongbridge or Novo Nordisk, as applicable contained in this Agreement.

Section 9.03.                          Amendments and Waivers.

(a)                        No amendment of any provision of this Agreement shall be valid unless the amendment is in writing and signed by Novo Nordisk and Strongbridge.  No waiver of any provision of this Agreement shall be valid unless the waiver is in writing and signed by the waiving parties.

(b)                        No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.04.                          Expenses.  Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 9.05.                          Successors and Assignees.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto; provided that no such transfer or assignment shall relieve Novo Nordisk of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto to Novo Nordisk.

Section 9.06.                          Governing Law.  This Agreement and all claims and causes of action arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 9.07.                          Jurisdiction.  The parties hereto agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action so long as one of such courts shall have subject matter jurisdiction over such Action, and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum.  Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.01 shall be deemed effective service of process on such party.

Section 9.08.                          WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.09.                          Counterparts; Effectiveness; No Third-Party Beneficiaries.  This Agreement may be signed in any number of counterparts (including by electronic means) with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 9.10.                          Entire Agreement.  This Agreement, the other Transaction Documents and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement, the other Transaction Documents and the Confidentiality Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement, the other Transaction Documents and the Confidentiality Agreement.

Section 9.11.                          Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 9.12.                          Specific Performance.  Each party to this Agreement acknowledges and agrees that the other parties would be irreparably damaged in the event that any of the terms or provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Therefore, notwithstanding anything to the contrary set forth in this Agreement, each party to this Agreement hereby agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement and/or specific performance by any other party under this Agreement, and each party hereby agrees to waive the defense (and not to interpose as a defense or in opposition) in any such suit that the other parties have an adequate remedy at law, and hereby agrees to waive any requirement to post any bond in connection with obtaining such relief.  The equitable remedies described in this Section 9.12 shall be in addition to, and not in lieu of, any other remedies at law or in equity that the parties to this Agreement may elect to pursue.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NOVO NORDISK A/S

By:
Name:
Title:

By:
Name:
Title:

[Signature Page Continues]

[Signature Page to Share Purchase Agreement]

STRONGBRIDGE BIOPHARMA PUBLIC LIMITED COMPANY

By:
Name:
Title:

[Signature Page to Share Purchase Agreement]

Exhibit A: Registration Rights Agreement

See attached.

Exhibit A

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [   ], is between Strongbridge Biopharma plc, an Irish public limited company (the “Company”), and Novo Nordisk A/S, a company organized and existing under the law of Denmark (the “Shareholder” and, together with the Company and each Person that has executed and delivered to the Company a joinder to this Agreement in accordance with Section 4.5, collectively, the “Parties”).

RECITALS

WHEREAS, the Company is a party to a Share Purchase Agreement, dated as of October 31, 2018 (the “Share Purchase Agreement”), with the Shareholder, which provides for, among other things, the Shareholder purchasing from the Company 5,242,000 (the “Initial Shares”) ordinary shares with a nominal value of $0.01 (the “Ordinary Shares”), on the terms and subject to the conditions set forth in the Share Purchase Agreement; and

WHEREAS, the Company has agreed to provide the registration rights set forth in this Agreement; and

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I
Definitions; Interpretive Matters

Section 1.1                                    Defined Terms.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Share Purchase Agreement.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated when used in this Agreement with initial capital letters:

“1933 Act” means the Securities Act of 1933, together with the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, together with the rules and regulations promulgated thereunder.

“Action” means any civil, criminal or administrative actions, suits, demands, claims, hearings, complaints, notices of violation, investigations, proceedings, demand letters, settlements, enforcement actions or proceedings before or initiated by, or under the supervision of any Governmental Authority.

“Additional Shares” means any equity securities of the Company issued or issuable directly or indirectly with respect to or on account of the Initial Shares, including Ordinary Shares issued by way of share dividend or distribution, stock split or other subdivision or in a combination of stock, recapitalization, reclassification, merger, amalgamation, consolidation or similar capital transactions.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person (as used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise and whether civil, criminal or administrative), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated, applied, enforced or upheld by a Governmental Authority that is binding upon or applicable to such Person.

“Beneficial Owner,” “Beneficially Own” and “Beneficial Ownership” have the meanings given to those terms in Rule 13d-3 under the 1934 Act, and a Person’s beneficial ownership of securities will be calculated in accordance with the provisions of such Rule.

“Board” means the Board of Directors of the Company.

“email” is defined in Section 4.2.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“Losses” is defined in Section 3.8(a).

“Material Disclosure Event” means (a) a material transaction which the Company or any of its Subsidiaries is in good faith considering, proposes to engage in or is engaged in, including a purchase or sale of assets or securities, financing, merger, consolidation, tender offer or other material corporate development or (b) any other material non-public event or development, in each case with respect to which the chief executive officer or chief financial officer of the Company, determines in good faith that compliance with Article III may reasonably be expected to either (x) materially and adversely interfere with the Company’s or such Subsidiary’s ability to enter into or consummate such transaction (in the case of clause (a)) or require the Company to disclose material, non-public information in a manner (including as to timing) that would materially and adversely impact the Company or (y) breach a confidentiality undertaking entered into by the Company or any of its Subsidiaries prior to the date hereof.

“Nasdaq” means the NASDAQ Stock Market LLC.

“Permitted Transferee” means any Affiliate of a Shareholder Party.

“Person” or “person” means an individual, group (including a “group” under Section 13(d) of the Exchange Act), corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity or any Governmental Authority or any department, agency, political subdivision or instrumentality thereof.

2

“Piggyback Notice” is defined in Section 3.2(a).

“Piggyback Registration” is defined in Section 3.2(a).

“Principal Exchange” means the Nasdaq or, if the Ordinary Shares cease to be traded on the Nasdaq, such other exchange on which the Ordinary Shares are traded and designated as such by the Board.

“Public Offering” means any primary or secondary public offering of Ordinary Shares pursuant to a Registration Statement under the 1933 Act, other than pursuant to a Registration Statement on Form S-4 or Form S-8 or any successor or similar form.

“Registration Expenses” is defined in Section 3.5.

“Registration Request” has the meaning set forth in Section 3.1.

“Registrable Securities” means, as of any date of determination, all Subject Shares Beneficially Owned by a Shareholder Party; provided, however, that such securities will cease to be Registrable Securities when such securities have been sold or transferred by the applicable Shareholder Party and are no longer Beneficially Owned by any Shareholder Party or (ii) if such securities have ceased to be outstanding.

“Registration Statement” means a registration statement filed with the SEC on which it is permissible to register securities for sale to the public under the 1933 Act.

“Shareholder Parties” means the Shareholder and any of its Permitted Transferees that holds Subject Shares and has executed and delivered to the Company a joinder to this Agreement in accordance with Section 4.5.

“Subject Shares” means the Initial Shares and any Additional Shares.

“Transfer” is defined in Section 2.1.

Section 1.2                                    Construction.  In this Agreement, words such as “hereunder”, “hereto”, “hereby”, “hereof” and “herein” and other words of similar meaning when used in this Agreement shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement and not to any particular section or clause thereof.  In this Agreement, save as otherwise provided herein, any reference herein to a section, clause, schedule or paragraph shall be a reference to a section, subsection, clause, sub-clause, paragraph or sub-paragraph (as the case may be) of this Agreement.  In this Agreement, any reference to any provision of any legislation shall include any amendment, modification, re-enactment or extension thereof and shall also include any subordinate legislation made from time to time under such provision.  In this Agreement, the masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa.  The headings or captions to the clauses in this Agreement are inserted for convenience of reference only and shall not affect the interpretation or construction thereof.

3

ARTICLE II
Restriction on Transfers

Section 2.1                                    Lockup.  For a period of 180 days following the Closing Date, the Shareholder Parties will not, directly or indirectly through another Person, offer, sell, contract to sell or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), including establishing or increasing a put equivalent position, or liquidating or decreasing a call equivalent position within the meaning of Section 16 of the 1934 Act with respect to, any Subject Shares or any securities convertible into, or exercisable or exchangeable for Subject Shares, or publicly announce an intention to effect any such transaction (collectively, “Transfer”); provided that such prohibition shall not (x) prevent the filing of a Registration Statement pursuant to an exercise of the Shareholder Parties’ rights under Section 3.1 hereof or (y) apply to Transfers (i) to Affiliates, (ii) pursuant to a bona fide third party tender offer or exchange offer or (iii) pursuant to any merger or other similar business combination transaction effected by the Company.

ARTICLE III
Registration Rights

Section 3.1                                    Registration on Request. (a)  After the date that is one year following the Closing Date, if the Company receives a written request (a “Registration Request”) from any Shareholder Party that the Company file a Registration Statement covering the registration of Registrable Securities as of the date of such Registration Request, then the Company shall use reasonable best efforts to, as promptly as possible, effect the registration of such portion of the Registrable Securities set forth in such Registration Request in accordance with the intended method of distribution stated in such Registration Request, pursuant to a Registration Statement, to the extent necessary to permit the disposition of the Registrable Securities to be so registered. The Registration Request pursuant to this Section 3.1 must be in writing and specify the number of Registrable Securities requested to be registered and the intended method of distribution.  Notwithstanding the foregoing, the Company will not be obligated to file a Registration Statement requested pursuant to this Section 3.1:

(i)                                   on a total of more than one occasion (if, on such occasion, the registration shall have been deemed to have been effected in accordance with Section 3.1(b) of this Agreement);

(ii)                                in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service of process in such jurisdiction and except as may be required by the 1933 Act; or

(iii)                             if the Shareholder Parties propose to dispose of Registrable Securities that may be registered at such time pursuant to a Registration Statement contemplated in Section 3.2.

4

(b)                                 The registration requested pursuant to this Section 3.1 will not be deemed to have been effected unless the Registration Statement has become effective; provided, however, that if, within the period ending on the earlier to occur of (i) 90 days after the applicable Registration Statement has become effective (provided, that such period will be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in such Registration Statement at the request of the Company or the lead managing underwriter(s) pursuant to the provisions of this Agreement) and (ii) the date on which the distribution of the securities covered thereby has been completed, the offering of securities pursuant to such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Authority, such Registration Statement will be deemed not to have been effected; provided, further, that if the requesting Shareholder Parties, after exercising their right to request a registration pursuant to this Section 3.1 withdraw from a registration so requested after the filing thereof, such registration will be deemed to have been effective with respect to the Shareholder Parties in accordance with this Section 3.1.

(c)                                  The Company may postpone the filing or effectiveness of any Registration Statement and suspend the Shareholder Parties’ use of any prospectus which is a part of the Registration Statement (in which event the Shareholder Parties will discontinue sales of the Registrable Securities pursuant to the Registration Statement) for a period of up to an aggregate of 60 days, and no more than twice, in any 365-day period, exclusive of days covered by any lock-up agreement executed by the Shareholder Parties in connection with any underwritten Public Offering after the request for registration pursuant to this Section 3.1 if the Company delivers to the Shareholder Parties a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that the conditions constituting a Material Disclosure Event exist at such time.

(d)                                 The Company will have the right to cause the registration of additional securities for sale for the account of any Person other than the Shareholder Parties (including the Company) in any registration requested pursuant to this Section 3.1 to the extent the managing underwriter or other independent marketing agent for such offering (if any) determines that, in its sole judgment, the additional securities proposed to be sold will not reasonably be expected to jeopardize the success of the offering and sale of the Registrable Securities to be registered in accordance with the intended method or methods of disposition then contemplated by such registration requested pursuant to this Section 3.1.

(e)                                  If the registration requested pursuant to this Section 3.1 involves an underwritten Public Offering, the requesting Shareholder Parties will, after consultation in good faith with the Company, select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) are reasonably acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned or delayed).

Section 3.2                                    Piggyback Registration.  (a)  Subject to and after the expiration of the period set forth in Section 2.1, if the Company proposes or is required to file a Registration Statement or related prospectus supplement under the 1933 Act with respect to an offering of any

5

Ordinary Shares, whether or not for sale for its own account (other than a Registration Statement (i) on Form S-4, Form S-8 or any similar form or (ii) filed solely in connection with any employee benefit or dividend reinvestment plan), then the Company will give prompt written notice of such proposed filing at least 10 Business Days before the anticipated filing date (the “Piggyback Notice”) to the Shareholder Parties. Such Piggyback Notice must specify the number of Ordinary Shares proposed to be registered, the proposed date of filing of such Registration Statement or related prospectus supplement, as applicable, with the SEC, the proposed means of distribution, the proposed managing underwriter(s) (if any) and a good faith estimate by the Company of the proposed minimum offering price of such Ordinary Shares. The Piggyback Notice will offer the Shareholder Parties the opportunity to include in such Registration Statement or related prospectus supplement, as applicable, the number of Registrable Securities as it may request (a “Piggyback Registration”), subject to Section 3.2(b). The Company will include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received a written request for inclusion therein from any Shareholder Party within six (6) Business Days after the Company has sent the Piggyback Notice, subject to Section 3.2(b). The Shareholder Parties will be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least three Business Days prior to the effective date of the Registration Statement or the filing of the related prospectus supplement, as applicable, relating to such Piggyback Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.2, whether or not the Shareholder Parties have elected to include Registrable Securities in such registration.

(b)                                 If the managing underwriter or underwriters of a proposed underwritten offering advise the Company and the holders of such Registrable Securities that, in their sole judgment, the success of the offering would reasonably be expected to be jeopardized by inclusion of the number of Registrable Securities requested to be included (taking into account, in addition to any considerations that the managing underwriter or underwriters reasonably deem relevant, the timing and manner to effect the offering), then the number of Registrable Securities to be offered for the account of the Shareholder Parties shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; provided that if Ordinary Shares are being offered for the account of Persons other than the Company, then the Ordinary Shares intended to be offered for the account of such other Persons shall be reduced pro rata to the extent necessary to permit the Shareholder Parties to include all of its Registrable Securities in such offering.

Section 3.3                                    Registration Procedures.  If and whenever the Company is required to effect a Piggyback Registration or Registration Request as provided herein, the Company covenants that:

(a)                                 before filing a Registration Statement or any amendments or supplements thereto, the Company will furnish to the Shareholder Parties and their respective Representatives copies of all such documents proposed to be filed, which documents will be subject to their review and reasonable comment, and other documents reasonably requested by any Shareholder Party, including any comment letter from the SEC, and, if requested, provide the Shareholder Parties and their respective Representatives reasonable opportunity to participate in the preparation of such documents proposed to be filed and such other opportunities to conduct a

6

reasonable investigation within the meaning of the 1933 Act, including reasonable access to the Company’s officers, accountants and other advisors;

(b)                                 subject to terms and conditions of this Agreement, the Company will prepare and file with the SEC a Registration Statement with respect to such Registrable Securities on any form for which the Company then qualifies or which counsel for the Company in good faith deems appropriate and which form will be available for the sale of such Registrable Securities in accordance with the intended methods of distribution thereof, use its best efforts to cause such Registration Statement to become and remain effective for the period referred to accordance with this Article III and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement;

(c)                                  the Company will prepare and file with the SEC or other Governmental Authority having jurisdiction such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective continuously for the period referred to in accordance with this Article III;

(d)                                 to the extent the Registration Statement relates to an underwritten offering, if requested by the managing underwriter(s), if any, the Company will promptly prepare a prospectus supplement or post-effective amendment and include in such prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as expeditiously as possible after the Company has received such request;

(e)                                  to the extent the Registration Statement relates to an underwritten offering, the Company will furnish to the managing underwriter(s), if any, and the Shareholder Parties such number of copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, any other prospectus (including any prospectus filed under Rule 424, Rule 430A or Rule 430B under the 1933 Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the 1933 Act), all exhibits and other documents filed therewith and such other documents as any Shareholder Party may reasonably request including in order to facilitate the disposition of its Registrable Securities;

(f)                                   the Company will register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any managing underwriter(s), if any, reasonably requests and do any and all other acts and things that may be reasonably necessary or reasonably advisable to enable each Shareholder Party to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Shareholder Party, provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

(g)                                  the Company will notify the Shareholder Parties at any time when a prospectus relating to the Registrable Securities is required to be delivered under the 1933 Act,

7

upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as soon as reasonably practicable, prepare and furnish to the Shareholder Parties a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(h)                                 the Company will notify the Shareholder Parties (i) when such Registration Statement or the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or other Governmental Authority for amendments or supplements to such Registration Statement or to amend or to supplement such prospectus or for additional information, and (iii) of the issuance by the SEC or other Governmental Authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for any of such purposes;

(i)                                     the Company will to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, if applicable;

(j)                                    the Company will provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(k)                                 to the extent the Registration Statement relates to an underwritten offering, the Company will make available for inspection by the Shareholder Parties and their counsel, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any Shareholder Party or any underwriter, all financial and other books and records, pertinent corporate documents and documents relating to the business of the Company and customarily provided in a secondary offering, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any Shareholder Party or any underwriter, attorney, accountant or agent in connection with such Registration Statement, provided that it will be a condition to such inspection and receipt of such information that the inspecting Person (i) enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and (ii) agree to use commercially reasonable efforts to minimize the disruption to the Company’s business in connection with the foregoing;

(l)                                     to the extent the Registration Statement relates to an underwritten offering, the Company will, if requested, obtain a “comfort” letter or letters from the Company’s independent public accountants in customary form and covering matters of the type customarily covered by “comfort” letters as any Shareholder Party reasonably requests;

(m)                             to the extent the Registration Statement relates to an underwritten offering, the Company will, if requested, obtain a legal opinion and “10b-5” disclosure letter of the Company’s outside counsel in customary form and covering such matters of the type customarily

8

covered by legal opinions or “10b-5” disclosure letters of such nature and reasonably satisfactory to the requesting Shareholder Party, which opinion or “10b-5” disclosure letter will be addressed to any underwriters and such Shareholder Party;

(n)                                 the Company will, if applicable, reasonably cooperate with the Shareholder Parties and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, and any other agencies or authorities as may be reasonably necessary to enable the Shareholder Parties to consummate the disposition of such Registrable Securities;

(o)                                 to the extent the Registration Statement relates to an underwritten offering, the Company will enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and use its reasonable best efforts to take all such other customary actions in connection therewith;

(p)                                 the Company will use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement filed pursuant to this Article III, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction; and

(q)                                 to the extent the Registration Statement relates to an underwritten offering, the Company will endeavor in good faith to have appropriate officers of the Company prepare and make presentations at a reasonable and customary number of “road shows” and before analysts and rating agencies, as the case may be, and other information meetings reasonably organized by the underwriters and otherwise use reasonable best efforts to cooperate as reasonably requested by the Shareholder Parties and the underwriters in the offering, marketing or selling of the Registrable Securities.

Section 3.4                                    Provision of Information.  As a condition to registering Registrable Securities under this Article III, each Shareholder Party will promptly furnish the Company such information regarding such Shareholder Party and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

Section 3.5                                    Registration Expenses.   All expenses incidental to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger and delivery expenses, and reasonable and documented fees and disbursements of counsel for the Company and counsel (limited to one law firm) for the Shareholder Parties and all independent certified public accountants and other Persons retained by the Company (all such expenses, “Registration Expenses”), will be borne by the Company. The Company will, in any event, pay its internal expenses (including all salaries and expenses of

9

its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review and, if applicable, the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. The Shareholder Parties will pay all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder, the fees and expenses of counsel beyond the one law firm paid for by the Company and any other Registration Expenses required by Applicable Law to be paid by the Shareholder Parties.

Section 3.6                                    Participation.

(a)                                 No Shareholder Party may participate in any registration hereunder that is underwritten unless such Shareholder Party (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Company (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that such Shareholder Party will not be required to sell more than the number of Registrable Securities that such Shareholder Party has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up or holdback agreements and other documents reasonably required under the terms of such underwriting arrangements and customary in a Public Offering, so long as such provisions are substantially the same for all selling shareholders, and (iii) uses commercially reasonable efforts to cooperate with the Company’s reasonable requests in connection with such registration or qualification. Notwithstanding the foregoing, the liability of any Shareholder Party or any transferee participating in such an underwritten registration will be limited to an amount equal to the amount of net proceeds attributable to the sale of such Shareholder Party’s Registrable Securities in such registration.

(b)                                 Each Shareholder Party agrees that, in connection with any registration hereunder, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.3(g), such Shareholder Party will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Shareholder Party receives copies of a supplemented or amended prospectus as contemplated by such Section 3.3(g). In the event the Company gives any such notice, the applicable time period during which a Registration Statement is to remain effective under this Article III shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 3.6(b) to and including the date on which the Shareholder Parties will have received the copies of the supplemented or amended prospectus contemplated by Section 3.3(g).

Section 3.7                                    Holdback.  In consideration for the Company agreeing to its obligations under this Agreement, the Shareholder Parties agree that in the event of an underwritten offering by the Company (whether or not such Person is participating in such registration), upon the request of the Company and the managing underwriter(s), on the same terms to which all directors and officers agree, not to effect (other than pursuant to such underwritten offering, in accordance with this Agreement) any public sale or distribution of Registrable Securities or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company, without the prior

10

written consent of the Company and the managing underwriter(s), as the case may be, during such period as may be required by the managing underwriter(s); provided, that in no event shall such period exceed more than 90 days following the date of the prospectus used in connection with such offering).

Section 3.8                                    Indemnification.  (a)  The Company agrees to indemnify and hold harmless, to the fullest extent permitted by Applicable Law, the Shareholder Parties and their respective Affiliates and their and their Affiliates’ respective officers, directors, employees, managers and agents and each Person who controls (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act) any Shareholder Party or such other indemnified Person and the officers, directors, employees, managers and agents of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act) such underwriter, from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement filed pursuant to this Article III, and any prospectus or preliminary prospectus or issuer free writing prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 3.8(a)) will reimburse each Shareholder Party, each of its Affiliates, and each of its and their respective officers, directors, employees, managers and agents and each such Person who controls such Shareholder Party and the officers, directors, employees, managers and agents of each such controlling Person, each such underwriter and each such Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information furnished in writing to the Company by any other party expressly for use therein.

(b)                                 In connection with any Registration Statement in which a Shareholder Party is participating the Shareholder shall indemnify the Company, its directors and officers, and each Person who controls (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act) the Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the Registration Statement, or any prospectus or preliminary prospectus or issuer free writing prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 3.8(b)) will reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, or any prospectus or preliminary prospectus or issuer free writing prospectus or any amendment or

11

supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Shareholder Parties for inclusion in such Registration Statement, prospectus or preliminary prospectus or issuer free writing prospectus or any amendment or supplement thereto.  Notwithstanding the foregoing, no Shareholder Party will be liable under this Section 3.8(b) for amounts in excess of the net proceeds received by such Shareholder Party in the offering giving rise to such liability.

(c)                                  Any Person entitled to indemnification hereunder will give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice will not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d)                                 In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party and, as a result, a conflict of interest exists or (ii) the indemnifying party will have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either event the indemnified party will be promptly reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party will have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party will not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). No matter may be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (iii) does not involve any injunctive or equitable relief that would be binding on the indemnified party or any payment that is not covered by the indemnification hereunder.

12

(e)                                  The indemnification provided for under this Agreement shall survive the disposal of the Registrable Securities and the termination of this Agreement.

ARTICLE IV
Miscellaneous

Section 4.1                                    Termination.  This Agreement will terminate, except for this Article IV and as otherwise provided in this Agreement, with respect to each Shareholder Party, at the time at which such Shareholder Party ceases to Beneficially Own any Subject Shares or, if earlier, upon the written agreement of the Company and such Shareholder Party.

Section 4.2                                    Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“email”) transmission, so long as a receipt of such email is requested and received) and shall be given, if to the Shareholder, to:

Novo Nordisk A/S
Novo Alle
2880 Bagsvaerd, Denmark
Attention: Chief Financial Officer and General Counsel

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: William H. Aaronson

Email: william.aaronson@davispolk.com

if to the Company, to:

Strongbridge Biopharma plc
900 Northbrook Drive
Suite 200

Trevose, PA 19053
Attention: Stephen J. Long
Email: s.long@strongbridgebio.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street

Boston

Massachusetts 02116

USA

13

Attention:  Graham Robinson

Email:            graham.robinson@skadden.com

or such other address, facsimile number or email address as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 4.3                                    Amendments and Waivers.

(a)                                 No amendment of any provision of this Agreement shall be valid unless the amendment is in writing and signed by the Shareholder and the Company.  No waiver of any provision of this Agreement shall be valid unless the waiver is in writing and signed by the waiving parties.

(b)                                 No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.4                                    Expenses.  Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 4.5                                    Successors and Assigns; Assignment.  Except as otherwise expressly provided herein (a) the provisions hereof will inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the Parties and (b) no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other Party; provided that the Shareholder Parties may assign such rights and delegate such obligations to a Permitted Transferee in connection with any Transfer of Subject Shares to such Permitted Transferee.  Each Permitted Transferee that receives a Transfer of Subject Shares shall be required, at the time of and as a condition to such Transfer, as applicable, to become a party to this Agreement by executing and delivering to the Company a joinder to this Agreement, which joinder shall be in a form reasonably acceptable to the Company, whereupon such Permitted Transferee shall be treated as a “Shareholder Party” for all purposes of this Agreement.

Section 4.6                                    Governing Law.  This Agreement and all claims and causes of action arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 4.7                                    Jurisdiction.  The parties hereto agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Delaware Chancery

14

Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action so long as one of such courts shall have subject matter jurisdiction over such Action, and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum.  Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.2 shall be deemed effective service of process on such party.

Section 4.8                                    WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.9                                    Counterparts; Effectiveness; No Third-Party Beneficiaries.  This Agreement may be signed in any number of counterparts (including by electronic means) with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 4.10                             Entire Agreement.  This Agreement, the other Transaction Documents and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement, the Share Purchase Agreement, the other Transaction Documents and the Confidentiality Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement, the Share Purchase Agreement, the other Transaction Documents and the Confidentiality Agreement.

Section 4.11                             Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

15

Section 4.12                             Specific Performance.  Each party to this Agreement acknowledges and agrees that the other parties would be irreparably damaged in the event that any of the terms or provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Therefore, notwithstanding anything to the contrary set forth in this Agreement, each party to this Agreement hereby agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement and/or specific performance by any other party under this Agreement, and each party hereby agrees to waive the defense (and not to interpose as a defense or in opposition) in any such suit that the other parties have an adequate remedy at law, and hereby agrees to waive any requirement to post any bond in connection with obtaining such relief.  The equitable remedies described in this Section 4.12 shall be in addition to, and not in lieu of, any other remedies at law or in equity that the parties to this Agreement may elect to pursue.

[Remainder of Page Intentionally Left Blank]

16

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

STRONGBRIDGE BIOPHARMA PLC

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

NOVO NORDISK A/S

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]